UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.)

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Amicus Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2016

Dear Stockholder:

We are pleased to invite you to attend our 2016 Annual Meeting of Stockholders to be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Thursday, June 9, 2016, at 9:00 a.m. Eastern Daylight Time.

Enclosed are the following:

•                  Our Notice of Annual Meeting of Stockholders and Proxy Statement for 2016;

•                  Our Annual Report on Form 10-K for 2015; and

•                  A proxy card with a return envelope to record your vote.

The accompanying notice of the 2016 Annual Meeting and Proxy Statement describe the business we will conduct at the meeting and provide information about Amicus Therapeutics, Inc. that you should consider when you vote your shares.

Your vote is important. When you have finished reading the Proxy Statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed envelope or vote via telephone or Internet according to the instructions in the Proxy Statement. If you attend the Annual Meeting, you may vote your shares in person even though you have previously voted by proxy if you follow the instructions in the Proxy Statement. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend in person.

Sincerely,

John F. Crowley

Chairman and Chief Executive Officer

April 29, 2016

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

To our Stockholders:

The 2016 Annual Meeting of Stockholders of Amicus Therapeutics, Inc. will be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Thursday, June 9, 2016 at 9:00 a.m. Eastern Daylight Time. The purpose of this meeting is to vote on the following:

1.                                      Elect four Class III directors as nominated by the Board of Directors each to serve a three-year term expiring at the 2019 Annual Meeting or until their respective successors have been elected;

2.                                      Approve the Amended and Restated 2007 Equity Incentive Plan,

3.                                      Approve the issuance of shares of the Company’s common stock in connection with a specific milestone payment that may become payable to the former Scioderm stockholders, in accordance with the Marketplace Rules of the NASDAQ Stock Market, LLC;

4.                                      Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;

5.                                      Approve, on an advisory basis, the Company’s executive compensation; and

6.                                      Consider and act upon any other business that is properly presented at the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the 2016 Annual Meeting is April 15, 2016. Only stockholders of record at the close of business on that date are entitled to notice of and to vote at the meeting or any adjournment thereof.

BY ORDER OF THE BOARD OF DIRECTORS:

Ellen Rosenberg General Counsel and Corporate Secretary

Cranbury, New Jersey

April 29, 2016

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy card or vote by telephone or the Internet as instructed in the accompanying materials as promptly as possible in order to ensure your representation at the meeting. You can revoke a proxy at any time prior to its exercise by following the instructions in the Proxy Statement. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must provide a valid proxy issued in your name from that record holder.

AMICUS THERAPEUTICS, INC.

1 Cedar Brook Drive, Cranbury, New Jersey 08512

(609) 662-2000

PROXY STATEMENT FOR THE AMICUS THERAPEUTICS, INC.

2016 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

JUNE 9, 2016

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

Why Did You Send Me this Proxy Statement?

We sent you this Proxy Statement and the enclosed proxy card because the Board of Directors (the “Board”) of Amicus Therapeutics, Inc. (sometimes referred to as “we,” “us,” “our,” “Amicus” or the “Company”) is soliciting your proxy to vote at the 2016 Annual Meeting of Stockholders (the “Annual Meeting”) and any adjournments of the meeting to be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Thursday, June 9, 2016 at 9:00 a.m. Eastern Daylight Time. This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. You do not need to attend the Annual Meeting to vote your shares. Instead you may simply complete, date, sign and return the enclosed proxy card, or follow the instructions on the enclosed proxy card to submit your proxy by telephone or on the Internet.

We intend to mail this Proxy Statement, our 2015 Annual Report on Form 10-K, the attached Notice of Annual Meeting and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting on or about April 29, 2016.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON JUNE 9, 2016.

THE PROXY STATEMENT AND FORM OF PROXY FOR OUR 2016 ANNUAL MEETING OF STOCKHOLDERS AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2015 ARE AVAILABLE AT: www.sec.gov, through the Investor Relations section of our web site at www.amicusrx.com or at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=15417.

Who Can Vote?

Only stockholders of record at the close of business on April 15, 2016 are entitled to vote at the Annual Meeting. On this record date, there were 126,258,952 shares of our common stock (“Common Stock”) outstanding and entitled to vote. Each share of Common Stock is entitled to one vote. The Common Stock is our only outstanding class of voting stock.

Stockholder of Record: Shares Registered in Your Name

If, on April 15, 2016, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy. Whether or not you attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or follow the instructions on the proxy card to submit your vote by telephone or Internet to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on April 15, 2016, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. A number of brokers and banks enable beneficial owners to give voting instructions via telephone or the Internet. Please refer to the voting instructions provided by your bank or broker.

You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you provide a valid proxy from your broker, bank or other custodian.

What am I voting on?

There are five matters scheduled for a vote:

•                   Elect four Class III directors;

•                   Approve the Amended and Restated 2007 Equity Incentive Plan;

•                   Approve the issuance of shares of the Company’s common stock in connection with a specific milestone payment that may become payable to the former Scioderm stockholders, in accordance with the Marketplace Rules of The NASDAQ Stock Market, LLC (“NASDAQ Rules”);

•                   Ratify of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016; and

•                   Approval, on an advisory basis, of the Company’s executive compensation.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. Voting by proxy will not affect your right to attend the Annual Meeting.

Stockholder of Record:  If your shares are registered directly in your name, you may vote:

•                   By mail.  Complete and mail the enclosed proxy card in the enclosed postage prepaid envelope. Your proxy will be voted in accordance with your instructions. If you sign the proxy card but do not specify how you want your shares voted, they will be voted as recommended by our Board.

•                   In person at the meeting.  If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

•                   By telephone.  You may vote over the telephone by calling toll- free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from outside the United States and follow the recorded instructions. Please have your proxy card available when you call. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 8, 2016 to be counted.

•                   Internet.  You may vote via the Internet by going to www.voteproxy.com and follow the on-screen instructions. Please have your proxy card available when you access the web page. Your vote must be received by 11:59 p.m. Eastern Daylight Time on June 8, 2016 to be counted.

Beneficial Owner:  If your shares are held in “street name” (held in the name of a bank, broker or other nominee), you must provide the bank, broker or other nominee with instructions on how to vote your shares and can do so as follows:

•                   By mail.  You will receive instructions from your broker or other nominee explaining how to vote your shares.

•                   In person at the meeting.  Contact the broker or other nominee who holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. You will not be able to vote at the meeting unless you have a proxy card from your broker.

How Many Votes do I have?

Each share of Common Stock that you own as of April 15, 2016, entitles you to one vote on each matter to be voted on at the Annual Meeting.

Will My Shares be Voted if I Do Not Return My Proxy Card?

If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote at the meeting as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above under “How Do I Vote?,” the bank, broker or other nominee has the authority to vote your unvoted shares only for Proposal 3. The broker, bank or other nominee will not be permitted to vote on the other Proposals without your voting instructions. We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote”.

May I Revoke My Proxy?

If you give a proxy, you may revoke it at any time before the Annual Meeting. You may revoke your proxy in any one of the following ways:

•                   signing a new proxy card and submitting it as instructed above;

•                   notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•                   attending the meeting in person and voting in person if you are a stockholder of record. Attending the meeting in person will not in and of itself revoke a previously submitted proxy unless you specifically request it.

What if I Receive More Than One Proxy Card?

You may receive more than one proxy card or voting instruction form if you hold shares of our Common Stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How Do I Vote?” for each account to ensure that all of your shares are voted.

How Does the Board of Directors Recommend That I Vote on the Proposals?

The Board recommends that you vote as follows:

•                   “FOR” the election of the nominees for director;

•                   “FOR” the Amended and Restated 2007 Equity Incentive Plan;

•                   “FOR” the issuance of shares of the Company’s common stock in connection with a specific milestone payment that may become payable to the former Scioderm stockholders, in accordance with NASDAQ Rules;

•                   “FOR” ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2016; and

•                   “FOR” the approval of the compensation of our named executive officers

If any other matter is properly presented, the proxy card provides that your shares will be voted by the proxy holder listed on the proxy card in accordance with his best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Elect Directors

The nominees for director who receive the most votes (also known as a “plurality” of the votes) will be elected. Abstentions are not counted as voting on the matter for purposes of electing directors. You may vote FOR all of the nominees, WITHHOLD your vote from all of the nominees or WITHHOLD your vote from any one or more of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. These broker non-votes will have no effect on the results of this vote.

Proposal 2: Approve the Amended and Restated 2007 Equity Incentive Plan

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to approve the Amended and Restated 2007 Equity Incentive Plan. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have the authority to vote customers’ unvoted shares held by the firms in street name on this proposal. These broker non-votes will have no effect on the results of this vote. Our Board has approved the Amended and Restated 2007 Equity Incentive Plan and believes it is in the best interest of the stockholders to approve it.

Proposal 3: Approve the issuance of shares of the Company’s common stock in connection with a specific milestone payment that may become payable to the former Scioderm stockholders, in accordance with the NASDAQ Rules

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to approve the issuance of the Company’s common stock in connection with any milestone payment that may become payable to the former Scioderm stockholders. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have the authority to vote customers’ unvoted shares held by the firms in street name on this proposal. These broker non-votes will have no effect on the results of this vote. Our Board has approved the issuance of the Company’s common stock in connection with a specific milestone payment that may become payable to the former Scioderm stockholders and believes it is in the best interest of the stockholders to approve the issuance of the Company’s common stock in connection with the milestone payment.

Proposal 4: Ratify Selection of Independent Registered Public Accounting Firm

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to ratify the selection of our independent registered public accounting firm. Abstentions will have the effect of a vote against this proposal. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, our Board believes it is advisable to give stockholders the opportunity to ratify this selection. If our stockholders do not ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, the Audit Committee of our Board will reconsider its selection.

Proposal 5: Approval, on an Advisory Basis, of Executive Compensation

The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to adopt this resolution. Abstentions will have the effect of a vote against this proposal. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. This advisory vote on executive compensation is not binding on our Board. However, the Board will take into account the result of the vote when determining future executive compensation arrangements.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Withhold” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. Shares represented by abstentions and broker non- votes will be counted in determining whether there is a quorum for the Annual Meeting. Abstentions will have no effect on Proposal 1 but will have the effect of a vote against Proposal 2, 3, 4 and 5. Broker non-votes will not be counted towards the vote total for any proposal.

Who Will Pay the Costs of Soliciting these Proxies and How Are They Being Solicited?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Meeting?

The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of our Common Stock is necessary to constitute a quorum at the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions and broker non-votes are counted for purposes of determining whether a quorum exists.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K within four business days after the Annual Meeting.

When are stockholder proposals due for next year’s Annual Meeting?

If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials or nominate a director, your proposal must be in proper form according to Securities and Exchange Commission (“SEC”) Regulation 14A, Rule 14a8 and received by the Secretary of the Company no later than December 30, 2016. Proposals received after that date will not be included in the proxy materials we send out in connection with the 2017 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. To be timely, stockholder notice of any such proposal must be received by us not earlier than November 30, 2016 and not later than December 30, 2016; provided, however, that in the event that the date of the 2017 Annual Meeting of Stockholders is more than thirty (30) days before or more than sixty (60) days after the anniversary date of the 2016 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered not earlier than the close of business on the ninetieth (90) day prior to the 2017 Annual Meeting of Stockholders and not later than the close of business on the later of the sixtieth (60th) day prior to the 2017 Annual Meeting of Stockholders or the tenth (10th) day following the day on which we make a public announcement of the 2017 Annual Meeting of Stockholders. All stockholder proposals should be marked for the attention of General Counsel and Corporate Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.

Attending the Annual Meeting

The Annual Meeting will be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey 08512 on Thursday, June 9, 2016 at 9:00 a.m. Eastern Daylight Time. When you arrive at Amicus, signs will direct you to the appropriate meeting rooms. You are not required to attend the Annual Meeting in order to vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of March 31, 2016 for (a) the executive officers named in the Summary Compensation Table contained in this Proxy Statement, (b) each of our directors and director nominees, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our Common Stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

We deem shares of Common Stock that may be acquired by an individual or group within 60 days of March 31, 2016 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 125,221,637 shares of Common Stock outstanding on March 31, 2016.

Unless otherwise indicated below, the address of each of the individuals named below is: c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, NJ 08512.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Of Shares Beneficially Owned
5% Stockholders
Entities affiliated with FMR LLC(1)	18,734,915	15.0%
245 Summer Street
Boston, MA 02210
Entities affiliated with Perceptive Advisors LLC(2)	15,239,444	12.2%
499 Park Avenue, 25th Floor
New York, NY 10022
Entities affiliated with Redmile Group, LLC(3)	13,480,618	10.6%
One Letterman Drive, Bldg. D, Suite D3-700
San Francisco, CA 94129
Entities affiliated with Black Rock Inc. (4)	8,871,735	7.1%
55 East 52nd Street
New York, NY 10055
Entities affiliated with Sectoral Asset Management Inc. (5)	7,973,436	6.4%
2120-1000 Sherbrooke St.
West Montreal PQ H3A 3G4 Canada
Entities affiliated with Vanguard Group, Inc. (6)	6,227,567	5.0%
PO Box 2600 V26
Valley Forge, PA 19482

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Of Shares Beneficially Owned
Named Executive Officers and Directors
John F. Crowley(7)	1,537,509	1.2%
William D. Baird III(8)	415,986	*
Bradley L. Campbell(9)	622,822	*
Jay Barth, M.D.(10)	176,769	*
Hung Do, Ph. D.(11)	759,174	*
Donald J. Hayden, Jr.(12)	100,000	*
Glenn P. Sblendorio(13)	56,933	*
Michael G. Raab(14)	85,000	*
Sol J. Barer, Ph.D.(15)	150,000	*
Margaret G. McGlynn, R.Ph.(16)	105,000	*
Ted W. Love, M.D.(17)	200,375	*
Robert Essner(18)	58,750	*
All directors and executive officers as a group (15 persons)(19)	4,423,768	3.4%

*	Represents beneficial ownership of less than one percent of our outstanding Common Stock.

(1)	This information is provided in reliance upon information included in a Schedule 13G/A filed with the SEC on February 12, 2016 by FMR LLC.

(2)	This information is provided in reliance upon information included in a Schedule 13G/A filed with the SEC on February 16, 2016 by Perceptive Advisors LLC.

(3)	This information is provided in reliance upon information included in a Schedule 13G/A filed with the SEC on February 16, 2016 by Redmile Group LLC.

(4)	This information is provided in reliance upon information included in a Schedule 13G filed with the SEC on January 28, 2016 by Blackrock Inc.

(5)	This information is provided in reliance upon information included in a Schedule 13G/A filed with the SEC on February 12, 2016 by Sectoral Asset Management Inc.

(6)	This information is provided in reliance upon information included in a Schedule 13F filed with the SEC on February 8, 2016 by Vanguard Group Inc.

(7)

Consists of 1,385,922 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2016, 86,692 shares held directly by Mr. Crowley and 64,895 shares held by a trust f/b/o Mr. Crowley. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2016.

(8)

Consists of 378,036 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2016 and 37,950 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2016.

(9)

Consists of 584,872 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2016 and 37,950 shares held of record. Excludes 100,000 shares underlying an unvested restricted stock unit grant made on June 26, 2014 and shares issuable upon the exercise of stock options that are first exercisable after May 30, 2016.

(10)

Consists of 145,395 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2016 and 31,374 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2016.

(11)

Consists of 38,221 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2016 and 720,953 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2016.

(12)

Consists of 100,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2016. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2016.

(13)

Consists of 45,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2016 and 11,933 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2016.

(14)

Consists of 85,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2016. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2016.

(15)

Consists of 105,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2016 and 45,000 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2016.

(16)

Consists of 95,000 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2016 and 10,000 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2016.

(17)

Consists of 58,375 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2016 and 142,000 shares held of record. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2016.

(18)

Consists of 58,750 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2016. Excludes shares issuable upon the exercise of stock options that are first exercisable after May 30, 2016.

(19)

Consists of 3,213,644 shares issuable upon the exercise of stock options exercisable within 60 days of March 31, 2016, and 1,210,124 total shares held of record. Excludes 100,000 shares underlying unvested stock units grants made on June 26, 2014 and shares issuable upon the exercise of stock options that are first exercisable after May 30, 2016.

MANAGEMENT

The Board of Directors

Our Restated Certificate of Incorporation and Restated By-laws provide that our business is to be managed by or under the direction of our Board. Our Board is divided into three classes and one class is elected at each Annual Meeting of Stockholders to serve for a three-year term. Prior to the resignation of M. James Barrett, Ph.D., and James N. Topper, M.D., Ph.D., our Board consisted of 10 members.  Following Dr. Topper’s decision not to stand for re-election, our Board reduced its size to eight members. Our Board is divided amongst three classes as follows:

•                 The Class I directors are Dr. Love and Mr. Essner and their term will expire at the 2017 Annual Meeting of Stockholders;

•                  The Class II directors are Dr. Barer and Mr. Hayden and their term will expire at the 2018 Annual Meeting of Stockholders; and

•                   The Class III directors are Messrs. Crowley, Raab, and Sblendorio and Ms. McGlynn, and their term will expire at the 2016 Annual Meeting of Stockholders.

Our Restated Certificate of Incorporation and Restated By-laws provide that the authorized number of directors may be changed only by resolution of the Board. Our Board has authorized that the size of the Board be set at ten members.

On April 21, 2016, our Board, upon the recommendation of the Nominating and Corporate Governance Committee, voted to nominate Mr. Crowley, Mr. Raab, Mr. Sblendorio and Ms. McGlynn for re-election as Class III directors at the 2016 Annual Meeting for a term of three years to serve until the 2019 Annual Meeting of stockholders until their respective successors have been duly elected and qualified.

The Board has determined that each of the director nominees possesses the requisite skills, personal integrity, business judgment, industry experience and willingness to devote adequate time and effort necessary to serve as an effective member of the Board. A description of the background of each, along with other specific experiences, qualifications, attributes or skills that contributed to the Board’s decision to nominate the nominees, is set forth below, followed immediately by like disclosure for our existing directors whose terms of office extend beyond the Annual Meeting.

Nominees for Election at the Annual Meeting

Name	Age	Position
John F. Crowley	49
		Director
Margaret McGlynn, RPh (1)(2)
	56	Director
Michael G. Raab (1)(3)	51	Director

Glenn P. Sblendorio (3)	60	Director

(1)                                 Member of Compensation Committee.

(2)                                 Member of Nominating/Corporate Governance Committee.

(3)                                 Member of the Audit Committee

John F. Crowley has served as a Director, Chairman and Chief Executive Officer since February 2010 and Chief Executive Officer since January 2005, except for the period from April 2011 through August 2011 during which time he served as Executive Chairman. Mr. Crowley has also served as a director of Amicus since August 2004, with the exception of the period from September 2006 to March 2007 when he was in active duty service in the United States Navy (Reserve). Mr. Crowley was President and Chief Executive Officer of Orexigen Therapeutics, Inc. from September 2003 to December 2004. He was President and Chief Executive Officer of Novazyme Pharmaceuticals, Inc., from March 2000 until that company was acquired by Genzyme Corporation (“Genzyme”) in September 2001; thereafter he served as Senior Vice President of Genzyme Therapeutics until December 2002. Mr. Crowley received a B.S. degree in Foreign Service from Georgetown University’s School of Foreign Service, a J.D. from the University of Notre Dame Law School, and an M.B.A. from Harvard Business School. Mr. Crowley’s demonstrated leadership in his field, his prior senior management experience in our industry including as Chief Executive Officer of development stage biopharmaceutical companies, his extensive and intimate knowledge of the rare disease community, and his experience as our Chief Executive Officer contributed to our conclusion that he should be re-elected as the a Director of the Company.

Margaret G. McGlynn, R.Ph., has served as a member of our Board since October 2009. Ms. McGlynn served as CEO and President of The International AIDS Vaccine Initiative from July 2011through September, 2015. She previously served as President, Vaccines and Infectious Diseases of Merck & Co., Inc. (“Merck”) from 2005 until her retirement in 2009. Ms. McGlynn joined Merck in 1983, and served in a variety of marketing, sales and managed care roles. Currently, Ms. McGlynn serves as a member of the Boards of Directors of Air Products and Chemicals, Inc.,  Vertex Pharmaceuticals, Inc. and Orphan Technologies, a privately held subsidiary of NeoPharm.  She is also a member of the National Industrial Advisory Committee at the University at Buffalo School of Pharmacy and Pharmaceutical Sciences. Ms. McGlynn holds a B.S. in Pharmacy and a MBA in Marketing from the State University of New York at Buffalo. Ms. McGlynn’s significant leadership experience in the pharmaceutical industry, her service on the Board of Directors of a Fortune 500 company and another biopharmaceutical company, and her compensation management expertise gained in senior management positions and through her service on the Compensation Committee of another public company contributed to our conclusion that she should be re-elected as a director of the Company.

Michael G. Raab has served as a member of our Board of Directors since 2004. Mr. Raab has served as President and Chief Executive Officer of Ardelyx, Inc. since March 2009. Mr. Raab previously served as a partner of New Enterprise Associates (“NEA”) from June 2002 until December 2008. From 1999 to 2002, he was a Senior Vice President, Therapeutics and General Manager, Renagel® at Genzyme Corporation. Mr. Rabb currently serves as a member of the Board of Directors of Ardelyx, Inc.  Mr. Raab holds a B.A. from DePauw University. Mr. Raab’s prior and current senior management experience in our industry including as Chief Executive Officer of a development stage biopharmaceutical company, prior commercial experience in our industry, prior experience overseeing NEA investments in biotechnology and his knowledge of the rare disease community contributed to our conclusion that he should be re-elected as a director of the Company.

Glenn P. Sblendorio has served as a member of our Board since June 2006. Since April 1, 2016, Mr. Sblendorio has served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Ophthotech Corporation (“Opthotech”) and was a member of the Board of Directors of Ophthotech until March 31, 2016.  Prior to Opthotech, Mr. Sblendorio was President and Chief Financial Officer of The Medicines Company from March, 2006 through March, 2016 and was a member of the Board of Directors of the Medicines Company from July 2011 through December 31, 2015. Before joining The Medicines Company, Mr. Sblendorio was Executive Vice President and Chief Financial Officer of Eyetech Pharmaceuticals, Inc. from February 2002 until it was acquired by OSI Pharmaceuticals, Inc. in November 2005. Mr. Sblendorio also serves as a member of the Boards of Directors of Intercept Pharmaceuticals  and NuLens Ltd., a privately held company.  Mr. Sblendorio received his B.B.A. from Pace University and his M.B.A. from Fairleigh Dickinson University. Mr. Sblendorio’s demonstrated knowledge of financial and financing matters, prior experience in business development matters, ability to serve as a financial expert on our Audit Committee and senior executive management experience in the pharmaceutical industry contributed to our conclusion that he should be re-elected as a director of the Company.

Directors Whose Terms Do Not Expire This Year

Name	Age	Position
Sol J. Barer, PhD (1)	67	Director
Robert Essner (4)	68	Director
Ted W. Love, M.D. (2)(3)	57	Director
Don Hayden (3)(5)	60	Director

(1)                                 Member of Compensation Committee

(2)                                 Member of Science and Technology Committee

(3)                                 Member of Nominating/Corporate Governance Committee

(4)                                 Member of Audit Committee

(5)                                 Lead Independent Director

Sol J. Barer, Ph.D., has served as a member of our Board since January 2009. Dr. Barer is the Managing Director of SJ Barer Consulting, LLC. He served as Chairman of Celgene Corporation (“Celgene”) from January 2011 to June 2011 and as Executive Chairman from June 2010 to January 2011. From January 2006 to June 2010, he served as Chief Executive Officer of Celgene, and also as Chairman beginning in January 2007. He was appointed President of Celgene in 1993 and Chief Operating Officer and director in 1994. He previously served as Senior Vice President, Science and Technology, and Vice President/General Manager, Chiral Products, from 1991 to 1994, and Vice President, Technology, from 1987 to 1991. Dr. Barer serves on the Boards of Directors of Aegerion, InspireMD (Chair), Medgenics (Chair), ContraFect, Teva, Edge Therapeutics and Centrexion, a privately held company. He has previously served as Commissioner of the NJ Commission on Science and Technology. Dr. Barer received a Ph.D. in organic chemistry from Rutgers University and a B.S.degree in Chemistry from City University of New York (Brooklyn College). Dr. Barer’s significant scientific and executive leadership experience in the pharmaceutical industry, experience as Chief Executive Officer and Chairman of a biopharmaceutical company and service on the Board of Directors of another publicly-held biopharmaceutical company contributed to our conclusion that he should continue to serve as a director of the Company.

Robert Essner has served as a member of the Board since June 2012. Mr. Essner is Senior Advisor to the global healthcare group at The Carlyle Group, a global private equity firm.  Mr. Essner retired as Chairman and Chief Executive Officer of Wyeth, now part of Pfizer, in 2008. During his 32-year career in the pharmaceutical industry, he held several prominent leadership positions, including Chairman of the Pharmaceutical Research and Manufacturers Association. Prior to Wyeth, Mr. Essner spent more than a decade in various management positions at Sandoz Pharmaceuticals Corporation and as President of Sandoz Consumer Healthcare Group. Mr. Essner is currently a Director at MassMutual Financial Group; NBTY, Inc., a leading nutritional supplement company; and Pharmaceutical Product Development, LLC, a major contract research organization. In addition, he is a trustee of the Children’s Health Fund and Mote Marine Laboratories. Mr. Essner is also an Executive-in-Residence and Adjunct Professor at Columbia Business School, where he teaches courses in healthcare management. He received a Bachelor’s degree from Miami University and a Master’s degree from the University of Chicago. Mr. Essner’s significant executive leadership experience in the pharmaceutical industry, including as Chairman and Chief Executive Officer of a pharmaceutical company, as well as his service on the Board of Directors of another publicly-held company in the pharmaceutical industry contributed to our conclusion that he should continue to serve as a director of the Company.

Donald J. Hayden, Jr.  has served as a member of our Board since March 2006 and as Lead Independent Director since February 2010. Mr. Hayden served as Chairman from March 2006 until February 2010 and from September 2006 until March 2007 as Interim President and Chief Executive Officer. From 1981 to 2006, he held several executive positions with Bristol-Myers Squibb Company, most recently serving as Executive Vice President and President, Americas. Mr. Hayden is Senior Advisor to Prospect Venture Partners, a life sciences venture capital firm, since 2006 and is a member of the Board of Directors of Insmed Incorporated, Vitae Pharmaceuticals, Regenexbio and Otsuka (Tokyo).  Mr. Hayden holds a B.A. from Harvard University and an M.B.A. from Indiana University. Mr. Hayden’s demonstrated leadership in his field, his prior senior management experience in the pharmaceutical industry, his service on the Board of Directors of another publicly-held biopharmaceutical company and his experience as our Interim Chief Executive Officer contributed to our conclusion that he should continue to serve as a director of the Company.

Ted W. Love, M.D., has served as a member of the Board since June 2012. From February 2010 to August 2012, Dr. Love served as Executive Vice President and Head of Research and Development of Onyx Pharmaceuticals. From 2001 to 2009, Dr. Love was the President, Chief Executive Officer and Chairman of the Board of Directors of Nuvelo. Before joining Nuvelo in 2001, he served as Senior Vice President of Development at Theravance, Inc. Prior to that, Dr. Love spent six years at Genentech, Inc.(“Genentech”) in a number of senior management positions in Medical Affairs and Product Development. As Vice President of Product Development and Regulatory Affairs at Genentech, Dr. Love oversaw all drugs in development including Herceptin, Rituxan, and TNKase. He also served as chairman of Genentech’s Product Development Committee. In addition to Amicus, Dr. Love currently serves on the Board of Directors of KaloBios, Oncothyreon, Global Blood (CEO) and Santarus, Inc. Dr. Love holds a B.A. in molecular biology from Haverford College and an M.D. from Yale Medical School. Dr. Love’s significant scientific and executive leadership experience in the pharmaceutical industry, experience as Chief Executive Officer and Chairman of a biopharmaceutical company and service on the Boards of Directors of other publicly-held biopharmaceutical companies contributed to our conclusion that he should continue to serve as a director of the Company.

Director Independence

Our Board has reviewed the materiality of any relationship that each of our directors has with Amicus, either directly or indirectly. Based on this review, our Board has determined that the following directors are “independent directors” as defined by the rules and regulations of The Nasdaq Stock Market LLC (“NASDAQ”): Messrs. Essner, Hayden, Raab and Sblendorio, Drs. Barer and Love, and Ms. McGlynn.

Committees of the Board and Meetings

Our Board has an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Science and Technology Committee, each of which has the composition and responsibilities described below.

Audit Committee.  Our Audit Committee met five times during 2015. The current members of our Audit Committee are Messrs. Sblendorio, Essner and Raab. Mr. Sblendorio is the Chair of the Audit Committee.

Our Board has determined that Mr. Sblendorio is an Audit Committee financial expert within the meaning of Item 407(d)(5) of Regulation S-K and has “accounting or related financial management expertise” within the meaning of the rules and regulations of NASDAQ. Our Audit Committee was established in accordance with Section 3(a)(58) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Audit Committee assists our Board in its oversight of the integrity of our financial statements, our independent registered public accounting firm’s qualifications and independence and the performance of our independent registered public accounting firm.

Our Audit Committee’s responsibilities include:

•      appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

•      overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of certain reports from our independent registered public accounting firm;

•      reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;

•      monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;

•      Monitoring our Compliance Program;

•      establishing policies regarding hiring employees from our independent registered public accounting firm and procedures for the receipt and retention of accounting related complaints and concerns;

•      meeting independently with our independent registered public accounting firm and management; and

•      preparing the Audit Committee report required by SEC rules.

All audit and non-audit services to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

NASDAQ rules require that all members of the Audit Committee be independent directors, as defined by the rules of NASDAQ and the SEC. Our Board has determined that all the members of the Audit Committee satisfy the independence requirements for service on the Audit Committee.

A copy of the Audit Committee’s written charter is publicly available on our web site at www.amicusrx.com.

Compensation Committee.  Our Compensation Committee met five times during 2015. Ms. McGlynn, Mr. Raab and Dr. Barer are the members of our Compensation Committee. Ms. McGlynn is the chair of the Compensation Committee. Our Compensation Committee assists our Board in the discharge of its responsibilities relating to the compensation of our executive officers. The Compensation Committee has retained Pay Governance, LLC (“Pay Governance”) as its independent executive compensation consultant. Pay Governance reports directly to the Compensation Committee and provides guidance on matters including trends in executive and non-employee director compensation, the development of certain executive compensation programs and other matters as directed by the Compensation Committee. Pay Governance does not provide any other services to the Company. Based on the consideration of the various factors as set forth in the rules of the SEC, the Compensation Committee has determined that its relationship with Pay Governance and the work of Pay Governance on behalf of the Compensation Committee has not raised any conflict of interest.

Our Compensation Committee’s responsibilities include:

•      reviewing and approving executive officer compensation including the compensation of our Chief Executive Officer;

•      overseeing the evaluation of performance of our senior executives;

•      overseeing and administering, and making recommendations to our Board with respect to our cash and equity incentive plans;

•                    reviewing and approving potential executive and senior management succession plans;

•                    reviewing and approving non-routine employment agreements, severance agreements and change in control agreements.

•                    reviewing and recommending to the Board for approval the annual corporate goals and objectives; and

•      reviewing the Company’s performance against the annual corporate goals and objectives and recommending to the Board a corporate multiplier which represents the percentage of achievement against the corporate goals and objectives.

Our Board has determined that the members of our Compensation Committee qualify as independent directors under the rules and regulations of NASDAQ and the SEC.

A copy of the Compensation Committee’s written charter is publicly available on our web site at www.amicusrx.com.

Further discussion of the process and procedures for considering and determining executive compensation, including the role that our executive officers play in determining compensation for other executive officers, is included below in the section entitled “Compensation Discussion and Analysis.”

Please also see the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee met two times during 2015. Mr. Hayden, Dr. Love and Ms. McGlynn are the members of our Nominating and Corporate Governance Committee. Prior to his resignation from the Board in March 2015, Dr. Barrett was a member of the Nominating and Governance Committee. Mr. Hayden chairs the Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee’s responsibilities include:

•                    recommending to our Board the persons to be nominated for election as directors and to each of the Board’s Committees;

•                    conducting searches for appropriate directors;

•                    reviewing the size, composition and structure of our Board;

•                    developing and recommending to our Board corporate governance principles;

•                    overseeing a periodic self-evaluation of our Board and any Board Committees; and

•                    overseeing compensation and benefits for directors and Board Committee members.

Our Board has determined that the members of our Nominating and Corporate Governance Committee qualify as independent directors under the rules and regulations of NASDAQ and the SEC.

A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on our web site at www.amicusrx.com.

Science and Technology Committee.  Our Science and Technology Committee did not meet in 2015.  Dr. Love is currently the only member of our Science and Technology Committee.  Prior to their resignations from the Board in 2015, Drs. Barrett and Topper were members of the Science and Technology Committee. In 2014, Dr. Topper chaired this Committee. We intend to reconstitute the membership of this Committee in 2016 and conduct meetings as needed to meet the Committee’s responsibilities.

Our Science and Technology Committee’s responsibilities include:

•      identifying and discussing new and emerging trends in pharmaceutical science, technology and regulation to ensure that the Company makes well informed choices in the investment of its Research and Development resources;

•      reviewing, evaluating and advising the Board regarding the quality, direction and competitiveness of the Company’s Research and Development programs;

•      reviewing, evaluating and advising the Board regarding the Company’s progress in achieving its strategic Research and Development goals and objectives; and

•      reviewing and making recommendations to the Board on the Company’s internal and external investments in science and technology.

Our Board has determined that the member of the Science and Technology Committee qualifies as an independent director under the rules and regulations of NASDAQ and the SEC. A copy of the Science and Technology Committee’s written charter is publicly available on our web site at www.amicusrx.com.

Board Leadership Structure

In February 2010, the Board elected Mr. Crowley as chairman of the Board in addition to his role as chief executive officer to succeed Donald J. Hayden, Jr. Simultaneous with Mr. Crowley’s election to chairman, the Board appointed Mr. Hayden as Lead Independent Director. As Lead Independent Director, Mr. Hayden is responsible for, among other things:

•                    leading executive sessions of the Board’s independent directors,

•                    advising the independent Board Committee chairs in fulfilling their responsibilities to the Board,

•                    assisting the Board and the Company’s officers in complying with the Company’s governance guidelines, and

•                    overseeing the process of evaluating, developing and compensating the chief executive officer.

The Company combines the chairman and chief executive officer positions because it believes that, at this critical juncture in the Company’s development, Mr. Crowley is best suited to oversee the development and implementation of the Company’s strategic vision including our planned transition from a development stage entity into a commercial biotechnology company. Mr. Crowley’s tenure as chairman also reflects the Board’s confidence in his leadership and vision for the Company and recognizes his accomplishments since joining the Company. However, the Company wished to maintain the strong independent leadership provided by Mr. Hayden during his tenure as chairman. The Company believes that by creating a Lead Independent Director position held by Mr. Hayden, it has designed a governance structure that best advances the objectives of the Company while maintaining proper checks and balances on senior management, and providing the independent members of the Board with open and transparent communication regarding the Company’s strategic planning activities.

Risk Oversight Management

Our Board provides risk oversight for the Company primarily through the Audit Committee. Under our Enterprise Risk Management Action Plan, the Company identifies risks throughout our organization utilizing various methodologies, including interviews with senior employees and members of the Board. We then evaluate the identified risks and implement procedures and activities, as necessary, which are designed to manage and mitigate such risks. We present reports on this risk identification, management and mitigation process along with regular updates on compliance issues generally to the Audit Committee, who provides guidance and feedback to senior management. The Audit Committee apprises the Board of any developments under this plan throughout the year.  The Chief Compliance Officer has a dotted line reporting to the Audit Committee and provides quarterly updates on the development of the Compliance Program and any reports of violations of the Code of Conduct or other policies.

Policies Governing Director Nominations

Director Qualifications.  Our Nominating and Corporate Governance Committee is responsible for reviewing with the directors from time to time the appropriate qualities, skills and characteristics desired of members of the Board in the context of the needs of the business and the composition of the Board. This assessment includes consideration of the following minimum qualifications that the Nominating and Corporate Governance Committee believes must be met by all directors:

•                    a reputation for integrity, honesty and adherence to high ethical standards;

•                    the ability to exercise sound business judgment;

•                    substantial business or professional experience and the ability to offer meaningful advice and guidance to the Company’s management based on that experience; and

•                    the ability to devote the time and effort necessary to fulfill their responsibilities to the Company.

The Nominating and Corporate Governance Committee also considers numerous other qualities, skills and characteristics when evaluating director nominees, including whether the nominee has specific strengths that would augment existing skills and experience of the Board, such as an understanding of and experience in technology, accounting, governance, finance or marketing and whether the nominee has leadership experience with public companies or other sophisticated and complex organizations.

Process for Identifying and Evaluating Director Nominees.  Our Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. Although the Nominating and Corporate Governance Committee will consider nominees recommended by stockholders, it believes that the process it uses to identify and evaluate nominees for director is designed to produce nominees that possess the educational, professional, business and personal attributes that are best suited to further the Company’s mission. Our Nominating and Governance Committee may identify nominees through the use of professional search firms that may utilize proprietary screening techniques to match candidates to the Nominating and Governance Committee’s specified qualifications. The Nominating and Governance Committee may also receive recommendations from existing directors, executive officers, key business partners, and trade or industry affiliations. Our Nominating and Corporate Governance Committee will evaluate nominations at regular or special meetings, and in evaluating nominations, will seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under “Director Qualifications.” The Board itself is ultimately responsible for recommending candidates for election to the stockholders or for appointing individuals to fulfill a vacancy. Although the Board does not have a policy with regard to the consideration of diversity in identifying director nominees, among the various factors the Nominating and Corporate Governance Committee considers in selecting candidates for nomination to the Board are the benefits to the Company of national origin, gender, race, scientific and pharmaceutical experience and cultural diversity in board composition.

Procedures for Recommendation of Director Nominees by Stockholders.  The Nominating and Corporate Governance Committee will consider director candidates recommended by our stockholders. In evaluating candidates recommended by our stockholders, the Nominating and Corporate Governance Committee applies the same criteria set forth above under “Director Qualifications.” Any stockholder recommendations of director nominees proposed for consideration by the Nominating and Corporate Governance Committee should include the nominee’s name and qualifications for Board membership and should be addressed in writing to the Nominating and Corporate Governance Committee, care of: Amicus Therapeutics Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512, Attention: Secretary. In addition, our Restated By-laws permit stockholders to nominate directors for consideration at an annual stockholder meeting in accordance with certain procedures described in this Proxy Statement under the heading “Stockholder Proposals and Nominations for Director.”

Meeting Attendance.  During the year ended December 31, 2015, there were seven meetings of our Board, and the various committees of the Board met a total of twelve times. No director attended fewer than 80% of the total number of meetings of the Board and of Committees of the Board on which he or she served during 2015. The Board has adopted a policy under which each member of the Board is strongly encouraged to attend each Annual Meeting of our Stockholders. All of the directors attended our 2015 Annual Meeting of Stockholders, except for Mr. Essner.

Compensation Committee Interlocks and Insider Participation.  None of our executive officers serves as a member of the Board of Directors or Compensation Committee, or other committee serving an equivalent function, of any entity that has one or more of its executive officers serving as a member of our Board or our Compensation Committee. None of the members of our Compensation Committee has ever been an officer or employee of the Company.

Stockholder Communications to the Board

Our Board provides a process for stockholders to send communications to the Board. Any stockholders who wish to address questions regarding our business directly with our Board, or any individual director, should direct his or her questions in writing to the Chairman of the Board, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications.

Named Executive Officers

The following is a brief summary of the background of each of our named executive officers:

John F. Crowley, 49, has served as Chairman and Chief Executive Officer since February 2010 and Chief Executive Officer since January 2005, except for the period during April 2011 through August 2011 during which time he served as Executive Chairman, Mr. Crowley has also served as a director of Amicus since August 2004,with the exception of the period from September 2006 to March 2007 when he was not an officer or director of Amicus while he was in active duty service in the United States Navy (Reserve). Mr. Crowley was President and Chief Executive Officer of Orexigen Therapeutics, Inc. from September 2003 to December 2004. He was President and Chief Executive Officer of Novazyme Pharmaceuticals, Inc., from March 2000 until that company was acquired by Genzyme Corporation in September 2001; thereafter he served as Senior Vice President of Genzyme Therapeutics until December 2002. Mr. Crowley received a B.S. degree in Foreign Service from Georgetown University’s School of Foreign Service, a J.D. from the University of Notre Dame Law School, and an M.B.A. from Harvard Business School.

Bradley L. Campbell, 40, has served as President and Chief Operating Officer since January 2015. Mr. Campbell served as Chief Operating Officer since December 2013 and, prior thereto, as Chief Business Officer since February 2012. From January 2010 to February 2012, Mr. Campbell served as Senior Vice President, Business Operations; from May 2007 to January 2010, as Vice President, Business Planning and from April 2006 until May 2007, as Senior Director, Business Development. Mr. Campbell served as Senior Product Manager of Myozyme© for Pompe Disease and later as Business Director of CV Gene Therapy at Genzyme Corporation from 2002 to 2006. Mr. Campbell has also worked in sales & marketing for Bristol-Myers Squibb and as a business strategy consultant for Marakon Associates. Mr. Campbell received his B.A. from Duke University and his M.B.A. from Harvard Business School.

William D. “Chip” Baird III, 44, has served as Chief Financial Officer since April 2012. Prior to joining Amicus, Mr. Baird served as Chief Financial Officer of PTC Therapeutics, Inc. (“PTC”) from April 2005 until April 2012. Before that, Mr. Baird held various positions of increasing responsibility with PTC from 2002 to 2005. Mr. Baird previously worked at L.E.K. Consulting, a strategy consulting firm, from 1999 to 2002 and at First Union National Bank as a corporate underwriter from 1994 to 1997. Mr. Baird received a B.S. from Georgetown University’s Edmund A. Walsh School of Foreign Service and an M.B.A. from The Wharton School of the University of Pennsylvania.

Jay Barth, M.D., 52, has served as Chief Medical Officer since March 2014. Prior to joining Amicus, Dr. Barth held roles of increasing responsibility at PTC from 2009 to 2014. He most recently served as PTC’s Senior Vice President, Clinical Development. Previously Dr. Barth served as Executive Director of Clinical Research at Merck; as Vice President, Clinical Research and Medical Affairs at Altana Pharma US, Inc.; and as Senior Director, Global Head of Gastroenterology Clinical Research at Eisai Medical Research Inc. Dr. Barth received a B.A. from Columbia University and an M.D. from the University of Pennsylvania School Of Medicine.

Hung Do, Ph.D., 48, has served as Chief Science Officer since July 2015.  Previously, he served as Senior Vice President, Discovery Biology since December 2013. Prior to joining Amicus, Dr. Do was a co-founder and Chief Scientific Officer of Callidus Biopharma, Inc. (Callidus”) a privately-held biologics company that was acquired by Amicus. Prior to founding Callidus, he headed early discovery research to decipher the mechanism of action for small molecule pharmacological chaperones at Amicus. He previously helped to demonstrate proof-of-concept for ERTs, and served as the project leader for a second-generation Pompe ERT at Genzyme. Dr. Do also led molecular biology, cell culture and purification work and helped develop an in vitro protein modification process for improving drug targeting for protein therapeutics at Novazyme Pharmaceuticals, Inc, which was acquired by Genzyme. Dr. Do holds a Ph.D. in medical biochemistry and genetics from Texas A&M University and was a post-doctoral fellow in Hematology/Oncology at Emory University.

COMPENSATION DISCUSSION AND ANALYSIS—2015

Executive Summary

The Compensation Committee, in consultation with the Board, is responsible for establishing, implementing and overseeing our overall compensation strategy and policies, including our executive compensation program, in a manner that supports our business objectives. Based on the events described below, our Compensation Committee determined that 2015 was a successful year for the Company with significant progress achieved towards the goal of becoming a leading orphan and rare disease company with global commercial operations and a diversified product pipeline.  Specific milestones achieved in 2015 in support of the Company’s business strategy include the following:

•      In June 2015, we completed submission of our application for European marketing approval (MAA) for migalastat monotherapy for Fabry disease.  The application was our first application for marketing approval in any region and The European Medicines Agency (EMA) accepted the MAA for review and granted the application priority review status.  After full review of the MAA submission and an in-person oral explanation where our team addressed outstanding questions from the EMA, in April 2016 our application received a Positive Opinion for full approval.

•      In June 2015, we substantially strengthened our financial position with an oversubscribed $258 million public stock offering.  Through careful expense management, our net cash spend for 2015 was $91.8 million, which was below the full-year guidance range of $100 million to $110 million. These actions together gave us more than 18 months of cash runway at the beginning of 2016 which was one of our stated corporate objectives for 2015.

•      In September 2015, we completed the acquisition of Scioderm, Inc., a privately-held biopharmaceutical company focused on developing an innovative topical cream (SD-101) for the treatment of Epidermoloysis Bullosa (EB).  SD-101 is currently being investigated in a Phase 3 study to support global regulatory approvals and was one of the first products to receive FDA breakthrough therapy designation.  EB is a chronic, rare, and potentially fatal genetic connective tissue disorder with no approved treatment options.  We believe that this acquisition significantly strengthens our late stage pipeline and fits with our overall corporate strategy of developing innovative therapies for rare and orphan diseases.

•      In October 2015, we announced that based on feedback from the FDA, we would be evaluating several U.S. approval pathways including potentially generating additional data on migalastat’s effect on gastrointestinal symptoms in Fabry disease to support submission.  Based on our interactions with FDA, we determined in October that we would not be in a position to submit a U.S. marketing application (NDA) by the end of 2015 as previously guided.  We plan to meet with the FDA in the second quarter of 2016 to clarify the most appropriate U.S approval pathway.

•      In December 2015 we announced the commencement of Phase 1/2 studies of ATB200 in patients with Pompe disease.  As of December 2015, our investigational new drug (IND) application, submitted to U.S. Food and Drug Administration (FDA), had become effective which enabled the Company to begin site initiation and patient enrollment.  These activities were all part of our stated corporate objective initiation of clinical studies in Pompe disease in 2015.

•      Over the 2015 calendar year, Amicus prepared for potential commercialization of migalistat in countries outside the United States.  In April 2015, we hired David Allsop, our Senior Vice President, International and during the remainder of 2015 we established our international headquarters and hired the key members of the international leadership team in preparation for a potential commercial launch of migalastat monotherapy in countries outsider the U.S.  By the end of 2015, we had hired 35 employees and had established operations in 10 countries in preparation for commercial launch.

Our Compensation Committee adheres to a long-standing pay-for-performance philosophy. The Compensation Committee continually evaluates our compensation program, taking into consideration best practices and emerging trends, stockholder input as well as data and feedback provided by our independent executive compensation consultant, Pay Governance. In the past year, we have continued to take measures to align our compensation program with best practices and stockholder interests including the following actions:

•      Base salaries comprise less than 25% of our named executive officers’ total compensation, with Mr. Crowley’s 2015 salary representing 12% of his total compensation and, for our other named executive officers, representing between 21% and 25% of their total compensation. While Mr. Crowley’s total compensation is at the high end of our target range due to his performance and tenure, nearly 17% of Mr. Crowley’s total compensation in 2015 was represented by payments we make to him for medical expenses and associated tax liabilities incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley’s immediate family.

•      For our named executive officers other than Mr. Crowley, 64% to 70% of their total compensation for 2015 was represented by long-term incentives, including the grant date fair value of equity awards, consisting of stock option awards, which are inherently performance based.

For 2016, the Compensation Committee determined that Mr. Crowley would receive an increase in his base salary of 3.2%. In addition, similar to the prior year, the Compensation Committee determined that Mr. Crowley’s January 2016 option grant would be granted with a strike price that was 130% of the closing price on the date of grant. We believe that premium-priced options further enhance the performance- based nature of stock options.

Consistent with our pay-for-performance philosophy and in recognition of our good performance against stated corporate objectives, with most corporate objectives fully accomplished, the Compensation Committee determined that the corporate multiplier used in determining cash bonuses for our named executive officers for 2015 should be set at 90%, resulting in bonuses for such officers below their target levels.

We describe our executive compensation program below and provide an analysis of the compensation paid and earned in 2015 by our “named executive officers”—our chief executive officer, chief financial officer, and three other most highly compensated executive officers. In 2015, our named executive officers were:

•                    Chairman and Chief Executive Officer, John F. Crowley;

•                    Chief Financial Officer, William D. Baird, III;

•                    President and Chief Operating Officer, Bradley L. Campbell;

•                    Chief Medical Officer, Jay Barth, M.D.; and

•                    Chief Science Officer, Hung Do, Ph.D.

Executive Compensation Good Governance Practices

Below we summarize certain executive compensation-related good governance practices that we follow and that we believe serve our stockholders’ long-term interests.

What We Do:

•                                           Maintain an Executive Compensation Program Designed to Align Pay with Performance

•                                           Conduct an Annual Say-on-Pay Vote

•                                           Seek Input from, Listen to and Respond to Stockholders

•                                           Have Double-Trigger on Executive Severance Arrangements and Executive Stock Option Grants

•                                           Prohibit Hedging and Pledging of Company Stock (adopted in 2015)

•                                           Retain an Independent Compensation Consultant

What We Do Not Do:

•                                           Provide Executives with Tax Gross-ups

•                                           Provide Guaranteed Bonuses

“Say-on-Pay” Consideration.

At our 2015 annual meeting of stockholders, approximately 86% of the shares voted at the meeting approved, on an advisory basis, the compensation of the named executive officers. In addition to the voting at the annual meeting, we proactively engaged with major stockholders representing approximately 63% of shares outstanding on the Company’s pay practices. The majority of the shares voted approved the ‘say-on-pay’ advisory proposal and the Compensation Committee continues to focus on pay practices that align compensation with performance. In 2014 the Compensation Committee implemented specific changes in pay practices, including a $1.0 million reduction in direct payments made to Mr. Crowley for medical expenses and associated tax liabilities incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley’s immediate family and a continued emphasis on performance-based pay as it made premium-priced option grants to Mr. Crowley in 2015 and January 2016.  The Compensation Committee monitors the results of the annual advisory ‘say-on-pay’ proposal and feedback received from stockholders and refers to such results and feedback as important factors considered, along with peer group benchmarking, in connection with the discharge of its responsibilities, although the Compensation Committee does not assign a quantitative weighting to any such factors.

Objectives and Philosophy of Executive Compensation

We are a global, late-stage, patient-focused biotechnology company engaged in the discovery and development of a diverse set of novel treatments for patients living with devastating rare and orphan diseases. We operate in an extremely competitive, rapidly changing and heavily regulated industry, and the long-term success of our business requires a high degree of innovation and adaptability. We believe that the skill, talent and dedication of our executive officers are critical factors affecting our long-term success, especially at this critical time in our history as we execute on our refocused business strategy of developing next-generation ERTs. Therefore, our compensation program for our executive officers, including our named executive officers, is designed to attract, retain and motivate the best possible executive talent. Utilizing a pay-for-performance compensation philosophy, we have designed a program that provides the ability to differentiate the total compensation mix of our named executive officers based on their demonstrated performance and their potential to contribute to our long-term success.

Our compensation philosophy is to:

•      provide our executives a competitive total compensation opportunity relative to the organizations with which we compete for executive talent;

•      attract and retain individuals of superior ability and managerial talent who can successfully perform and succeed in our environment;

•      increase the incentive to achieve key strategic and financial performance measures by linking compensation opportunities and actual compensation earned through our pay for performance compensation program to the achievement of corporate goals; and

•                    deliver pay in a cost efficient manner that aligns employees’ compensation with stockholders’ long-term interests.

Our compensation program is designed to reward the accomplishment of our corporate goals in a manner consistent with the Company’s values, which stresses not only results but also how those results are attained. In order to meet the objectives of our compensation philosophy, we maintain a robust goal setting and performance management program. Corporate objectives are approved by our Board at the beginning of each year and are the basis for determining corporate performance for the year. Key strategic corporate, financial and operational goals that are established by our Board include:

•      continued progress in our clinical and preclinical development of pharmacological chaperones as monotherapies and in combination with ERT;

•      progress in preparing for the possible commercialization of our lead product migalastat and our phase three asset, SD-101

•                    implementation of appropriate financing or business development strategies; and

•                    efficient, strategic management of our cash.

For 2015, annual cash incentive bonuses for our named executive officers other than Mr. Crowley were determined by reference to both the corporate and an individual multiplier. The chief executive officer established general individual goals for the named executive officers other than himself at the beginning of 2015 that were specific to such executive officer’s area of expertise and supported our corporate goals for the year. Other than Mr. Crowley, for Messrs. Baird and Campbell, and Drs. Do and Barth, the attainment of individual goals accounted for 20% of the executive’s bonus payout determination, while the remaining 80% was determined by reference to the corporate multiplier.

The Compensation Committee believes that the corporate multiplier should continue to be the dominant factor in determining bonus payouts because it closely aligns our named executive officers’ compensation with the interests of our stockholders, and that some portion of an executive’s compensation should be linked to individual performance, which we believe is consistent with our peers. The Compensation Committee believes that including the individual multiplier as a component of named executive officers’ bonus payouts is important to incentivize our officers during this crucial time in Amicus’ history as we continue our transformation into a global commercial biotechnology company. However, because of Mr. Crowley’s influence on the overall performance of Amicus, the Compensation Committee believes it is appropriate and in the best interests of our stockholders to continue to base Mr. Crowley’s cash bonus solely on the Compensation Committee’s determination regarding the achievement of corporate objectives.

Risk Analysis of Compensation Policies and Practices

The Compensation Committee is aware that compensation arrangements, if not properly designed, could encourage inappropriate or excessive risk taking. We believe that our overall compensation program encourages our named executive officers and other employees to focus on both short-term and long-term objectives and does not encourage excessive risk taking. While the value of stock options is inherently tied to the performance of the Company, our stock options vest over multiple years and are not linked to the achievement of defined metrics. In addition, cash incentive bonuses tied to the achievement of Company and individual goals have historically made up a small percentage of our employees’ total compensation package. For example, in 2015, payouts under our cash incentive bonus plan represented approximately 8% of the total compensation awarded to our named executive officers. Further, we operate as a single business unit and therefore are not exposed to the risks that may be associated with operating through several segments, such as one business unit being significantly more profitable than another or having a compensation structure that is significantly different than that of other units. The Compensation Committee will continue to review risk as one of the elements it considers in the planning process for executive compensation in the future.

Compensation Program Elements and Pay Level Determination

Each year, the Compensation Committee reviews and determines base salaries, annual cash incentive and long-term incentive awards for all executive officers.  The Compensation Committee reviews market market data at the 25th, 50th, and 75th percentile and generally targets aggregate total direct compensation for the named executive officers as a group to approximately the 50th percentile of our peer group in setting our executive compensation programs.  Actual compensation levels for each named executive officer depend on factors such as individual performance, Company performance, skills/capabilities, overall impact/contribution, experience in position, criticality of position and internal equity. For 2015, the base salaries, annual cash incentives and long-term incentive awards determination for all named executive officers, including our chief executive officer, were approved by our Compensation Committee, which is comprised solely of independent directors. The Compensation Committee considered all the information presented (including external competitiveness, the individual’s performance review, Company performance and internal equity) and applied its collective knowledge and discretion to determine the compensation for each named executive officer.

As part of the compensation evaluation process, the chief executive officer presents to the Compensation Committee an individual assessment of each named executive officer’s performance, excluding the chief executive officer’s performance, over the prior year, as well as the recommended compensation action for each named executive officer. Based on corporate and individual performance, the chief executive officer makes a compensation recommendation for each executive officer which includes actions on base salary, bonuses and option grants. Individual goals and objectives are established at the beginning of each year and are designed to support the achievement of the corporate goals. All employees participate in annual individual goal setting as well as mid-year and annual performance reviews.

The results of the named executive officer’s performance are a determination by his supervisor, the chief executive officer, with input from other peers, and direct reports as appropriate. The chief executive officer’s performance is assessed by all independent directors under the leadership of our Lead Independent Director. Long-term incentive grants are based on an executive’s level within the organization, and in the case of our named executive officers, several other factors which are more fully described below under “Annual Stock Option Awards”.  Long-term incentive grants are designed to motivate the executive team to best achieve the Company’s goals and implement our business strategy, thereby increasing stockholder value.

Developments in Company Leadership in 2015

During 2015 we made several changes to our leadership structure.  In January 2015, Bradley L. Campbell was named President in addition to his current role as Chief Operating Officer.  In June 2015, Dr. Hung Do was named Chief Science Officer.

Role of Independent Compensation Consultant

The Compensation Committee has engaged Pay Governance to assist the Compensation Committee by providing ongoing executive compensation consulting. The Compensation Committee has concluded that Pay Governance’s work for us does not raise any conflict of interest. The Compensation Committee has also considered the independence of Pay Governance. Because of policies and procedures Pay Governance and the Compensation Committee have in place, the Compensation Committee is confident that the advice it receives from executive compensation consultants at Pay Governance is objective and not influenced by Pay Governance’s or its affiliates’ relationships with the Company or its officers.

Peer Group

The Compensation Committee, with the help of its independent executive compensation consultant, Pay Governance, established the peer group set forth below to better align target compensation with competitive data. The Compensation Committee, upon advice of Pay Governance, selected the companies that comprise our peer group through a robust screening process that considered publicly traded U.S. biopharmaceutical companies that were similar to Amicus in size, market capitalization and business operating model and operate in geographic locations that generally have similar pay levels. Five companies were removed from the peer group established last year due primarily to changes in structure or size, including market capitalization. The Compensation Committee replaced these entities with ACADIA Pharmaceuticals, Agios Pharmaceuticals, CellDex Therapeutics, Sarepta Therapeutics, Ultragenyx Pharmaceutical upon the recommendation of Pay Governance. The Compensation Committee intends to continue reviewing and revising the peer group periodically to ensure that it continues to reflect companies of similar size and business model.

Aegerion Pharmaceuticals	Insmed	Sarepta Therapeutics
ACADIA Pharmaceuticals	PTC Therapeutics	Synageva Biopharma
Agios Pharmaceuticals	Raptor Pharmaceuticals	Ultragenyx Pharmaceutical
CellDex Therapeutics	Rigel Pharmaceuticals	Ziopharm Oncology
Cytokinetics	Sangamo Biosciences

Elements of Compensation

Our executive compensation consists of base salary, annual cash incentive plan, and long-term incentive program, each of which plays an important role in our pay-for-performance philosophy and in achieving our compensation program objectives. For each element of compensation, we target an overall executive compensation program that is competitive with market data.

Base Salaries

Base salaries are paid to our named executive officers to provide a level of compensation that is both competitive with the external market and is commensurate with each executive officer’s scope of responsibilities, past performance, experience and skills. The base salary for each of our named executive officers was as follows:

	Base salary at December 31,
Name and Principal Position	2014	2015
John F. Crowley	$561,350	$582,400
Chairman and Chief Executive Officer
William D. Baird, III	351,000	385,000
Chief Financial Officer
Bradley L. Campbell	400,000	415,000
President and Chief Operating Officer
Jay Barth, M.D.	400,000	415,000
Chief Medical Officer
Hung Do, Ph.D.	300,000	360,000
Chief Science Officer

For 2015, Mr. Baird’s base salary was increased 5% while Messrs. Campbell and Crowley and Dr. Barth received an increase in base salary of 3.75% in recognition of each executive’s strong performance and strategic leadership of the organization. In May 2015, Mr. Baird received an additional market adjustment increase of 4.5%. For 2015, Dr. Do received an increase in base salary of 4%.  In May 2015, commensurate with and in recognition of his promotion to his current role of Chief Science Officer, Dr. Do received an additional base salary increase of 15.4%.

Annual Cash Incentive Plan

We maintain an annual cash incentive program to motivate and reward the attainment of annual strategic, operational, financial and individual goals. For all program participants, annual cash incentive opportunities are expressed as a percentage of base salary which we believe are consistent with market practice. For 2015, these percentages of base salary were determined by level in the organization in accordance with contractual entitlements and our bonus plan as follows:

Position	2015 Targeted Bonus % of Base Salary
Chief executive officer	60%
Other chief officers	40%
Senior vice presidents	35%
Vice presidents	30%

For 2015, bonuses awarded under the plan to our named executive officers, other than Mr. Crowley, were determined based on both the corporate multiplier and an individual multiplier, using weightings of 20% for individual performance and 80% for Corporate performance. The corporate multiplier may range from 50% to 150%, with the Compensation Committee having final discretion to adjust the range lower or higher as appropriate. For bonuses related to 2015 performance, the corporate multiplier was determined to be 90% based on the Company’s performance for the reasons discussed below.

In order to determine bonus calculations under the plan, the target bonus for each eligible named executive officer, other than Mr. Crowley, was determined by first multiplying the officer’s target bonus by the 90% corporate multiplier for 80% of the bonus and then multiplying the target bonus by his or her individual multiplier for 20% of the bonus. Mr. Crowley’s bonus was determined by multiplying the 90% corporate multiplier by his target bonus percentage of 60% of base salary, which results in a 2015 bonus of approximately 54% of Mr. Crowley’s base salary. The table below titled “Calculation of Annual Cash Incentive Bonuses” illustrates further how 2015 awards under the plan were calculated for our named executive officers.

The Corporate Multiplier

On an annual basis, the Board works with management to set Company goals and objectives that reflect a high degree of difficulty and an ambitious timetable for the execution of the Company’s strategies commensurate with our short and long-term business plan. The Company’s internal goals and objectives reflect complex assumptions based on internal analyses and projections, and are intended to encourage the Company to pursue its business plan in an expedited, aggressive manner. Once the Company’s goals and objectives have been developed, they are reviewed by the Compensation Committee and finally approved by the full Board.

At the time the goals and objectives are set, the Compensation Committee believes that their full attainment will be extremely difficult and may not be reached, despite great effort, due in part to internal and external factors, many of which may be out of the Company’s control. The objectives are set with the understanding that the Company is in its development stage and the recognition that some objectives, especially those tied to timing of events, may need to be altered as events throughout the course of the year shape the best path for the development of the Company’s product candidates. However, while total achievement of all goals and objectives set at the beginning of the year may not be expected, the Compensation Committee considers the achievement of the corporate objectives in its sole discretion in setting the corporate multiplier and demands that management significantly advance the Company’s general business objectives throughout the year in order to achieve a 100% corporate multiplier.

For 2015, our corporate objectives were as follows:

1.                                      Complete activities for MAA and NDA filing and prepare for commercial launch in the first half of 2016

2.                                      Submit CTA/IND to initiate Phase 2 study in Pompe patients

3.                                      Initiate ERT-migalastat co-administration study in Fabry patients

4.                                      Nominate at least one drug candidate for further development in 2016

5.                                      Build and sustain an organization to support our long-term strategies

6.                                      Finish 2015 with a minimum of 18 months of cash necessary to operate our business

The Compensation Committee then reviews corporate performance against each of the pre-established targets and weighting to determine the extent to which such goals were attained. The Compensation Committee’s rationale behind its determination of both the attainment of corporate goals and the % completed for each such goal is described below. In reaching its determination on the corporate multiplier for 2015, the Compensation Committee applied a % completed against the pre-established weighting to the corporate objectives as follows:

Objective	Weighting	% Completed	Score
Complete regulatory submissions and launch preparations for migalastat monotherapy program	35%	60%	21.0%
Submit CTA/IND to initiate Phase 2 study in Pompe patients	30	115	34.5
Initiate ERT-migalastat co-administration study in Fabry patients	10	80	8.0
Nominate at least one drug candidate for further development in 2016	5	100	5.0
Build and sustain an organization to support our long-term strategies	5	100	5.0
Finish 2015 with a minimum of 18 months of cash	15	110	16.5
TOTAL SCORE	100%		90%

2015 Corporate Objectives Measurement

In establishing the 2015 corporate objectives at the end of 2014, the Company and the Compensation Committee believed that completing marketing applications for commercial approval of migalastat HCl as a monotherapy treatment and preparing for a commercial launch in the first half of 2016 was an important corporate objective for 2015, because migalastat HCl is our most advanced program and success on this objective would transform Amicus into a global commercial company and deliver value to our stockholders. In 2015, the Company successfully completed its application for commercial approval in Europe (MAA) and established European commercial infrastructures, hiring experienced commercial leadership and established the necessary distribution and reimbursement capabilities to support our European international launch in the first half of 2016.  In addition, the Company secured priority review from the European regulators, thereby accelerating the review and final decision.  Based on the quality of the commercial team and the encouraging feedback from European regulators through year-end 2015, the Compensation Committee felt that the Company outperformed on the migalastat goal for areas outside the U.S.  That outperformace was offset by a setback with the U.S. Food and Drug Administration (FDA), which prevented the Company from filing an application for marketing approval in the U.S. in 2015.  The Company continues to work with the FDA to clarify the most appropriate regulatory approval path.  Taking all of these factors into consideration, the Compensation Committee subjectively determined that this objective was 60% completed and determined a score of 21% by multiplying the 35% weighting of this goal by the 60% achievement percentage.

Given the significant level of unmet need in Pompe disease and our belief that we have a differentiated product candidate (ATB200 plus chaperone) that could offer meaningful improvements over the current standard of care, we have identified Pompe disease as an area of long-term strategic importance to the Company. The Pompe goal for 2015 was to complete preclinical development and submit regulatory filings to support the initiation of clinical studies of ATB200 in Pompe patients in early 2016. In 2015, we successfully completed preclinical toxicology studies and selected the product candidate for advancement into further clinical studies into 2015.  Based upon the completion and execution of this objective in 2015, the Compensation Committee subjectively determined that 115% of the goal was complete and determined a score of 34.5% by multiplying the 30% weighting by a 115% achievement percentage.  The successful completion of the preclinical toxicology studies and the selection of product candidate were determined to be worthy of an above 100% achievement for this goal.

The Compensation Committee determined that advancing migalastat HCl for Fabry disease in combination with ERT was an important goal as the use of migalastat HCl in combination with ERT for Fabry disease expands the commercial opportunity and our ability to potentially treat all Fabry patients. We estimate that approximately 35% to 50% of the Fabry patient population may benefit from treatment with migalastat HCl as a monotherapy, but all Fabry patients could potentially benefit from migalastat HCl in combination with ERT. During 2015, we completed required bridging toxicology studies and successfully developed a Fabry ERT cell clone for master cell banking.  In conjunction with the Board and in light of broader strategic portfolio considerations, we elected to defer the initiation a co-administration study in patients.  After considering all the components of the Fabry combination goals, the Compensation Committee determined a score of 8% by multiplying the 10% weighting by a 80% subjectively determined completion percentage.

Given the Company’s stated objective of being at the forefront of rare and orphan disesase, we believe that development of the earlier-stage pipeline is an important objective.  In setting pipeline development goals for 2015, the Compensation Committee felt the goal of nominating one preclinical drug candidate for further development balanced the Company’s strategic needs with its financial resources.  While progress was made with several preclinical programs, ultimately the Compensation Committee determined that the 2015 objective of pipeline development had been met with the acquisition of Scioderm and the Phase 3 SD-101 program.  Therefore, the Compensation Committee determined a score of 5% by multiplying the 5% weighting by the 100% subjectively determined completion percentage.

As discussed above, we believe that our employees are central to executing on our corporate strategy. During 2015, we made significant progress in hiring experienced leadership for the International commercial organization while at the same time strengthening the U.S.-based leadership and maintaining a low level of turnover.  As a result, the Compensation Committee determined a score of 5% by multiplying the 5% weighting by a 100% subjectively determined completion percentage.

Our cash position directly affects our ability to establish commercial infrastructure, conduct our clinical and preclinical activities, hire and retain qualified and talented employees and pursue business development opportunities. Because we currently do not have commercial sales or receive royalties on sales of any marketed products, careful management of our cash is critical to our operations. Therefore, for 2015, we maintained our goal of ending the year with enough cash to fund our operations for a period of 18 months. Due to our careful expense management, a highly successful $258 million follow on equity offering that was completed on attractive terms in June 2015, and a $50 million structured debt facility that was completed on attractive terms in October 2015, we were able to end the year with more than 18 months of cash. As a result, the Compensation Committee determined a score of 16.5% by multiplying the 15% weighting by a 110% subjectively determined completion percentage.

The Individual Multiplier

Design

While we believe that the corporate multiplier should remain the dominant factor in the bonus calculation, the Compensation Committee believes it is important to recognize and incentivize individual performance as we advance towards our goal of becoming a fully integrated pharmaceutical company. We therefore determined that the individual multiplier for Messrs. Baird and Campbell and Drs. Do and Barth would comprise 20% of their target bonus calculation. As noted above, the Compensation Committee continues to believe that Mr. Crowley’s bonus should be determined solely by reference to the corporate multiplier.

The individual multiplier for each executive is determined after considering several factors including achievement of individual objectives, departmental or organizational performance, and other significant accomplishments. Individual objectives are necessarily tied to the particular area of expertise of the executive and are designed to support the Company’s achievement of its corporate goals. Individual objectives are based on a variety of factors, including the following categories: company growth, leadership, clinical and regulatory progress, development and integration of departments and scientific advancement.

These objectives are set with the belief that full achievement will be difficult and challenging, but attainable, so long as the officer is fully committed to their accomplishment through significant effort and dedication to the Company’s strategies, and an ability to quickly adapt to a constantly evolving business environment. Achievement of these objectives is measured relative to external forces, internal resources utilized and overall individual effort. Although the individual objectives serve as a meaningful means of supporting the Company’s goals and evaluating individual performance, their achievement is not necessarily tied to the determination of each named executive officer’s individual multiplier.

Individual performance objectives of our named executive officers, other than Mr. Crowley, are initially set by the executive officer to whom each named executive officer reports, which for 2015 was Mr. Crowley. These objectives are neither reviewed nor approved by the Compensation Committee. Rather, these objectives serve as a measuring tool for our chief executive officer in formulating his recommendation to the Compensation Committee as to the appropriate individual multiplier for each named executive officer. During the annual review process, the Company’s chief executive officer discusses with the Compensation Committee his overall evaluation for each executive which includes each executive’s performance and accomplishments as they relate to the Company’s corporate goals, departmental performance, and other significant accomplishments. While the Compensation Committee relies in part on the chief executive officer’s evaluation of the other named executive officers, it also considers the degree of difficulty in attaining the Company’s goals and the executive’s accomplishments. In considering the degree of difficulty, the Compensation Committee considers factors such as the influence of external events, including unanticipated clinical events and regulatory timelines, and the effort expanded by executives. The Compensation Committee reviews and discusses their evaluation of the Company’s chief executive officer’s performance and accomplishments in executive session along with the Lead Independent Director of the Board and without the presence of the chief executive officer. Upon the completion of such process the Compensation Committee subjectively determines the individual multiplier for each named executive officer, other than the chief executive officer, based on the Compensation Committee’s subjective determination of such officer’s satisfaction of the applicable goals.

2015 Determinations

In determining the individual multiplier for our named executive officers, the Compensation Committee noted each executive officer’s individual and departmental performance throughout the year, and how those performances supported the Company’s achievement of its corporate goals. The specific individual factors that the Compensation Committee noted in subjectively determining each named executive officer’s individual multiplier were as follows:

Bradley L. Campbell, President and Chief Operating Officer (100% Individual Multiplier)

•       Led the build-out of the international commercial organization and oversaw preparations for the potential commercial launch of migalastat in the first half of 2016;

•       Oversaw the program management function including the successful integration of development activities across miglastat, SD-101, and ATB200 programs; and

•       Assumed greater executive team leadership role with promotion to President in January 2015.

William D. Baird, III, Chief Financial Officer (100% Individual Multiplier)

•       Significantly strengthened the balance sheet through the leadership and execution of a $258 million equity financing and a $50 million structured debt financing while adding several high-quality new investors to the stockholder base;

•       Provided strategic and financial leadership for Scioderm acquisition and throughout the year to the Board; and

•       Effective leadership of technical operations and quality assurance organizations, ensuring the clinical supply of ATB200 and preparations for commercial release of migalastat upon regulatory approval.

Jay Barth, Chief Medical Officer (105% Individual Multiplier)

•       Led efforts among the clinical and regulatory teams to ensure and on-time and successful MAA submission in 2015 and led the response to Day 120 questions from the MAA;

•       Designed clinical strategy for ATB200 for Pompe disease, soliciting and incorporating feedback from Pompe key opinion leaders.  Led successful interaction with U.S. and EU regulatory agencies to support initiation of clinical studies of ATB200; and

•       Led clinical due diligence of SD-101 which ultimately supported the acquisition of Scioderm. Initiated changes to the Phase 3 protocol for SD-101 which may improve the probability of success of the study.

Hung Do, Chief Science Officer (100% Individual Multiplier)

•       Led the preclinical development of ATB200, including IND-enabling toxicology studies.  Generated additional preclinical proof-of-concept data to support clinical dose selection and to further elucidate mechanism of action;

•       Collaborated with technical operations team to ensure successful manufacturing scale-up of ATB200 to support clinical trials while maintaining key quality attributes of the enzyme; and

•       Supported successful migalastat non-clinical regulatory filings and scientific diligence of SD-101 which ultimately supported the acquisition of Scioderm.

Calculation of Annual Cash Incentive Bonuses

The calculation of the named executive officers’ individual cash incentive payments for service in 2015 is summarized in the table below.

Name and Principal Position	Corporate Multiplier (%)	Individual Multiplier (%)	Target Bonus (%)	Base Salary ($)	Payout ($)
John F. Crowley	90	N/A	60	$582,400	$314,496
Chairman and Chief Executive Officer

William D. Baird, III	90	100	40	385,000	141,680
Chief Financial Officer

Bradley L. Campbell	90	100	40	415,000	152,720
President and Chief Operating Officer

Jay Barth, M.D.	90	105	40	415,000	154,380
Chief Medical Officer

Hung Do, Ph.D.	90	100	40	360,000	132,480
Chief Science Officer

Other Cash Incentives

At the discretion of the CEO and endorsement of the Compensation Committee, additional cash payments in the form of retention or performance bonuses may be granted to individuals.  In March 2016, Dr. Barth received a one time retention/performance bonus of $200,000 to recognize Dr. Barth’s achievements and the important long term role he plays with Amicus.

Long Term Incentive Programs

We believe that long-term performance will be achieved through an ownership culture that rewards our executives for maximizing stockholder value over time and that aligns the interests of our employees and management with those of stockholders. Our 2007 Amended and Restated Equity Incentive Plan, or the 2007 Plan, authorizes us to grant stock options, restricted stock, RSUs and other equity-based awards. We have historically elected to use stock options as the primary long-term equity incentive vehicle.We typically grant an initial stock option award to new employees and annual long-term incentive awards as part of our overall compensation program as well as option grants to reflect promotions, as necessary. For the named executive officers, our stock option awards generally vest over a four-year period with 25% vesting one year after the vesting commencement date and the remainder vesting ratably each month thereafter in equal installments over a three-year period subject to continued employment or association with us. The stock options expire ten years after the date of grant.

We have used stock options as a long-term incentive vehicle because we believe that:

•                   Stock options and the vesting period of stock options attract and retain executives.

•                   Stock options are inherently performance based. Because all the value received by the recipient of a stock option is based on the growth of the stock price, stock options enhance the executives’ incentive to increase our stock price and maximize stockholder value.

•                   Stock options help to provide a balance to the overall executive compensation program as base salary and our annual performance bonus program focus on short-term compensation, while stock options reward executives for increases in stockholder value over the longer term.

As in past years, the Compensation Committee determined that Mr. Crowley’s January 2015 option grant would be granted with a strike price that was 130% of the closing price on the date of grant. We believe that premium-priced options further enhance the performance-based nature of stock options. As the Company evolves as an organization, we will continue to explore and evaluate the use of alternative long-term incentive vehicles in combination with stock options.

Initial Stock Option Grants

Executives who join us are typically awarded initial stock option grants. These grants have an exercise price equal to the closing price of our Common Stock on the date of grant. Our goal is to create a total compensation package for new employees that is competitive with other biotechnology companies and that will enable us to attract high quality people.

Semi-Annual Stock Option Awards

The Compensation Committee believes that providing additional stock option grants beyond the initial grant provides management with a strong link to long-term corporate performance and the creation of stockholder value, as well as providing continued retention via long-term vesting. Our practice had been to make semi-annual stock option awards to our named executive officers in connection with company-wide grants in the form of non-qualified stock options within the meaning of Section 422 of the Internal Revenue Code, as amended (the “Code”) to the extent permissible under the Code. The Compensation Committee believes that a semi-annual grant cycle spreads the incentives of the stock option grants across a broader time horizon and takes into account the historical volatility of our stock price.

The Compensation Committee determines the number of shares subject to options that are granted to our named executive officers in its sole discretion. In applying that discretion, the Compensation Committee takes into account a number of factors including the current price of our Common Stock, peer group data, individual role and performance and recent Company developments. All of the stock option awards are subject to our standard four-year vesting schedule. The 2015 stock option grants are described in the section entitled “Grants of Plan-Based Awards.”

We have typically awarded the largest number of stock options in each grant to our chief executive officer in recognition of his role as our principal executive officer, Chairman of the Board and primary decision maker for the Company.  For these reasons, the Compensation Committee awarded Mr. Crowley options to purchase 214,500 shares of Common Stock in our company-wide grants in January 2015 and 230,000 shares of Common Stock in June 2015. The Compensation Committee also determined that each of Mr. Crowley’s 2015 option grants would be granted with a strike price that was 130% of the closing price on the date of grant. The 2015 stock option grants for all other NEOs are described in the section entitled “Grants of Plan-Based Awards.”

Factors that the Compensation Committee and our chief executive officer considered in making these stock option grants included (i) relative contribution toward achievement of current year corporate objectives, (ii) breadth of internal and external responsibilities, (iii) management responsibilities including managing direct reports, (iv) external benchmarking, and (v) tenure with Amicus. The specific individual factors that the Compensation Committee relied on for granting each award are substantially similar to those factors that contributed to a determination of the individual multiplier for each named executive officer discussed above under “2015 Determinations.”

Restricted Stock and Restricted Stock Units

Our 2007 Plan authorizes us to grant restricted stock and restricted stock units (“RSUs”).  In 2015, we did not make any such grants to our named executive officers.

Non-Qualified Deferred Compensation Plans

Amicus Therapeutics, Inc. Restricted Stock Unit Deferral Plan

In 2014, the Compensation Committee adopted the Amicus Therapeutics, Inc. Restricted Stock Unit Deferral Plan (the “Stock Deferral Plan”). The Stock Deferral Plan provides eligible executives, including each of the named executive officers, with the voluntary opportunity to defer the receipt of RSUs otherwise payable to such eligible executives. After a deferral election is made, an executive’s account is credited with the deferred RSUs. All RSUs deferred under the Stock Deferral Plan are fully vested. The Company does not otherwise contribute to the Stock Deferral Plan and the amount an executive receives at the end of a deferral period is based solely on the value of the Company’s stock at the end of the deferral period. Generally, an executive may voluntarily elect to re-defer any previously deferred RSUs for an additional period of not less than five years if, as required under the Code, such an election is made at least 12 months before the year in which the RSUs would otherwise be delivered.

Not only does the Stock Deferral Plan allow our named executive officers to defer the Federal income taxes otherwise payable upon the delivery of RSUs, but, the Compensation Committee believes that with respect to executives who avail themselves of the deferral features of the Stock Deferral Plan will necessarily hold Company stock for a longer period of time. Accordingly, any RSUs deferred under the Stock Deferral Plan will continue to align such portion of our named executive officers’ compensation with the interests of our stockholders for a longer period of time than would be provided by typical vesting periods. Regardless of an executive’s election, any deferred RSUs will be distributed following the executive’s death, disability or separation of service from the Company.

All amounts deferred under the Stock Deferral Plan will continue for all purposes to be a part of the general funds of the Company and the executive will be general creditors of the Company with respect to the RSUs deferred.

Amicus Therapeutics, Inc. Cash Deferral Plan

In 2014, the Compensation Committee adopted the Amicus Therapeutics, Inc. Cash Deferral Plan, as amended (the “Cash Deferral Plan”). The Cash Deferral Plan provides eligible executives, including each of the named executive officers, and non-employee directors, with the voluntary opportunity to defer receipt of such person’s base salary, bonus and/or director’s fees, as applicable. Any such deferrals are credited to a bookkeeping account maintained for the participant. The participant may make periodic hypothetical investments of the account and gains and losses on such hypothetical investments will be credited to the participant’s account. A Participant is fully vested in all amounts, including earnings deferred under the Cash Deferral Plan. Distribution of the deferred amounts will generally be made on the distribution date elected by the participant. Generally, a participant may voluntarily elect to re-defer any previously deferred amount for an additional period of not less than five years if, as required under the Code, such an election is made at least 12 months before the year in which the amount would otherwise be delivered. Regardless of a Participant’s election, any deferred amount will be distributed following a change in control of the Company or upon the Participant’s death, disability or separation of service from the Company. The Company does not match when a participant defers any salary or bonus amounts in the Cash Deferral Plan.

All amounts deferred under the Cash Deferral Plan will continue for all purposes to be a part of the general funds of the Company and the participants will be general creditors of the Company with respect to the amounts deferred, including all deemed gains and losses attributable thereto.

Other Compensation

Consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers, including medical, dental, vision and life insurance coverage. All employees receive Company paid term life insurance equal to two times annual base salary, up to a maximum benefit of $1,000,000.

In addition, we provide a Company match for our 401(k) Plan, subject to Federal guidelines and plan maximums. We match $1 for each $1 a participant defers into the plan up to 5% of each participant’s salary and bonus paid during the year. The match vests 100% on the participant’s one-year anniversary of employment at Amicus.

Additional Chief Executive Officer Benefits

Our Company is engaged in a highly competitive industry developing medicines for unique and complicated genetic disorders. As chief executive officer, Mr. Crowley has significant responsibility for leading our Company and managing its progress toward achieving our corporate goals. Mr. Crowley’s compensation reflects this responsibility and takes into account his unique circumstances.

As part of his overall compensation, Mr. Crowley receives significant payments and benefits from the Company related to the healthcare and other associated costs incurred by his family. These amounts reflect substantial costs incurred for the treatment of a rare medical condition afflicting two members of Mr. Crowley’s immediate family. We continued to make monthly compensation payments of $66,667 to Mr. Crowley to help defray the substantial out-of-pocket medical expenses incurred by Mr. Crowley and his family and associated tax liabilities, which we refer to as the Monthly Medical Payments. We agreed to make the Monthly Medical Payments to Mr. Crowley when we amended his employment agreement in December 2010 in order to compensate him for the loss of certain medical benefits previously afforded to Mr. Crowley resulting from the passing of federal legislation in 2010, as well as to limit the Company’s exposure to Mr. Crowley’s expected growth in future medical expenses.

Termination Based Compensation

Upon termination of employment under certain circumstances, our named executive officers are entitled to receive varying types of compensation. Elements of this compensation may include payments based upon a number of months of base salary, bonus amounts, acceleration of vesting of equity, health care coverage and other similar benefits. We believe that our termination-based compensation and acceleration of vesting of equity arrangements are in line with severance packages offered to named executive officers of other similar companies based upon market information, and are otherwise appropriate given the executive’s role and service to the Company. We also have granted severance and acceleration of vesting of equity benefits to our named executive officers in the event of a change of control if the executive is terminated within a certain period of time following the change of control. We believe that change of control-related benefits are necessary in order for our named executive officers to direct their full attention to the successful consummation of a transaction without distraction, and that this “double trigger” requirement maximizes stockholder value because it prevents an unintended windfall to management in the event of a friendly or non-hostile change of control. Unlike the severance arrangements and the options, the RSUs granted to our named executive officers from time to time generally do accelerate fully upon a change in control.

Executive Compensation

Summary Compensation Table

The following table provides information regarding the compensation that we paid to each person serving as our principal executive officer, our principal financial officer and each of our other three most highly compensated executive officers during the years indicated below (collectively, the “named executive officers”).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus(1) ($)	Stock Awards ($)	Option Awards(2) ($)	Change in Pension Value & Non Qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
John F. Crowley	2015	$582,400	$314,496		$3,013,039	$— (6)	$815,166(3)	$4,725,101
Chairman and Chief	2014	561,350	522,055		851,630		815,445	2,750,480
Executive Officer	2013	561,350	262,712		705,165		1,815,570	3,344,797
William D. Baird III	2015	385,000	141,680		1,264,576		14,650(4)	1,805,906
Chief Financial Officer	2014	351,002	217,621	215,000	343,800		15,250	1,142,673
	2013	334,750	110,334		326,940		15,005	787,029
Bradley L. Campbell	2015	415,000	152,720		1,346,302		15,166(5)	1,929,188
President and Chief	2014	386,957	248,000	509,000	343,800		15,503	1,503,260
Operating Officer	2013	351,399	123,621		363,267		15,365	853,652
Jay Barth, M.D.,	2015	415,000	154,380		1,205,793		14,650(4)	1,789,823
Chief Medical Officer	2014	323,077	384,000	107,500	387,500		15,232	1,217,309
Hung Do, Ph.D.,	2015	360,000	132,480		906,857		14,650(4)	1,413,987
Chief Science Officer

(1)                                 The 2015 amount represents bonuses earned in 2015 and paid in 2016.

(2)                                 The grant date fair value of option awards granted to our named executive officers was computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2015, filed with the SEC on Form 10-K on February 29, 2016, at Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation. These amounts reflect the stock price at the time of the grant.

(3)                                 Includes $13,000 of 401(k) employer match, $800,000 of payments made in connection with reimbursements for medical expenses under Mr. Crowley’s current employment agreement, $750 for health care savings account and $1,416 in life insurance premiums.

(4)                                 Includes $13,000 of 401(k) employer match, $750 for health care savings account and $900 in life insurance premiums.

(5)                                 Includes $13,000 of 401(k) employer match, $750 for health care savings account and $1,416 in life insurance premiums.

(6)                                 Losses on investments in Mr. Crowley’s deferred compensation plan account are not reported in the table above; please see the “Nonqualified Deferred Compensation” table below.

Grants of Plan-Based Awards

The following table presents information concerning grants of equity awards to each of the named executive officers during 2015.

Name and Principal Position	Grant Date	All Other Option Awards: Number of Securities Underlying Options(1) (#)	Exercise Price of Option Awards ($/Sh) (2)	Grant Date Fair Value of Stock and Option Awards(3) ($)
John F. Crowley	1/2/2015	230,000	$11.19	$1,264,616
Chairman and Chief Executive Officer	6/1/2015	230,000	15.96	1,748,423
William D. Baird, III	1/2/2015	90,000	8.61	529,043
Chief Financial Officer	6/1/2015	90,000	12.28	735,533
Bradley L. Campbell	1/2/2015	90,000	8.61	529,043
President and Chief Operating Officer	6/1/2015	100,000	12.28	817,259
Jay Barth, M.D.,	1/2/2015	80,000	8.61	470,260
Chief Medical Officer	6/1/2015	90,000	12.28	735,533
Hung Do, Ph.D.,	1/2/2015	50,000	8.61	293,913
Chief Science Officer	6/1/2015	75,000	12.28	612,944

(1)                                 Each option has a term of ten years and vests in accordance with the following schedule: 25% of the total number of shares vest on the first anniversary of the Grant Date and 1/48th of the total number of shares vest on the first day of the following 36 months.

(2)                                 The Compensation Committee determined that Mr. Crowley’s 2015 option grants would be granted with a strike price that was 130% of the closing price on the date of grant, continuing a practice from previous years.

(3)                                 The grant date fair value of option awards granted to our named executive officers in 2015 was computed in accordance with FASB ASC Topic 718, Compensation—Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2015, filed with the SEC on Form 10-K on February 29, 2016, at Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation. The grant date fair value of equity awards was determined based on the market value of the Company’s shares on the grant date.

Outstanding Equity Awards at Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of December 31, 2015.

	Option Awards				Stock Awards
Name and Principal Position	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)(13)
John F. Crowley	200,000	—	$13.425	4/25/2017	—	$—
Chairman and Chief	125,000	—	10.21	2/5/2018
Executive Officer	103,500	—	10.36	2/3/2019
	103,975	—	5.96	1/19/2021
	130,557	6,250(2)	6.45	2/15/2022
	131,250	18,750(3)	4.38	6/4/2022
	120,301	44,699(4)	3.53	1/28/2023
	103,116	61,884(5)	2.52	6/18/2023
	102,773	111,727(6)	3.19	1/3/2024
	86,242	143,754(7)	3.82	6/26/2024
	—	230,000(8)	11.19	1/2/2025
	—	230,000(9)	15.96	6/1/2025
William D. Baird III	160,390	14,610(10)	4.66	4/16/2022
Chief Financial Officer	43,730	6,270(3)	4.38	6/4/2022
	17,523	20,736(4)	3.53	1/28/2023
	17,523	28,701(5)	2.52	6/18/2023
	20,625	46,875(6)	2.45	1/3/2024
	33,750	56,250(7)	2.94	6/26/2024
	—	90,000(8)	8.61	1/2/2025
	—	90,000(9)	12.28	6/1/2025
Bradley L. Campbell	13,334	—	$8.175	5/11/2016	100,000(12)	$970,000
President and Chief	26,667	—	13.425	4/25/2017
Operating Officer	32,500	—	10.21	2/5/2018
	36,000	—	10.36	2/3/2019
	30,000	—	5.96	1/19/2021
	60,000	—	6.06	6/16/2021
	67,072	2,928(2)	6.45	2/15/2022
	69,980	10,020(3)	4.38	6/4/2022
	54,960	23,040(4)	3.53	1/28/2023
	53,110	31,890(5)	2.52	6/18/2023
	43,125	46,875(6)	2.45	1/3/2024
	33,750	56,250(7)	2.94	6/26/2024
	—	90,000(8)	8.61	1/2/2025
	—	100,000(9)	12.28	6/1/2025
Jay Barth, M.D.	76,555	98,445(11)	2.29	3/7/2024
Chief Medical Officer	18,746	31,254(7)	2.94	6/26/2024
	—	80,000(8)	8.61	1/2/2025
	—	90,000(9)	12.28	6/1/2025
Hung Do, Ph.D.	16,872	28,128(7)	2.94	6/26/2024
Chief Science Officer	—	50,000(8)	8.61	1/2/2025
	—	75,000(9)	12.28	6/1/2025

(1)                                  25% of the total number of shares subject to the option vest on the first anniversary of the date of grant; the remainder vest 1/36th per month thereafter.

(2)                                  The date of grant was February 15, 2012.

(3)                                  The date of the grant was June 4, 2012.

(4)                                  The date of the grant was January 28, 2013.

(5)                                  The date of the grant was June 18, 2013.

(6)                                  The date of the grant was January 3, 2014.

(7)                                  The date of the grant was June 26, 2014.

(8)                                  The date of the grant was January 2, 2015.

(9)                                  The date of the grant was June 1, 2015.

(10)                            The date of grant was April 16, 2012.

(11)                            The date of grant was March 7, 2014.

(12)                            Vesting of the RSU is subject to the participant’s continuous service with the Company through the applicable vesting date. One hundred percent (100%) of the grant vests on July 1, 2016.

(13)                            The market value is based on the closing stock price of $9.70 on December 31, 2015, the last day of trading in 2015.

Option Exercises and Stock Vested at Year End

Our executive officers must use pre-established trading plans to sell shares of Amicus Therapeutics, Inc. stock. Trading plans may only be entered into when the executive is not in possession of material non-public information about the Company, and we require a waiting period following the establishment of a trading plan before any trades may be executed. Our policy is designed to provide safeguards that will allow our executives an opportunity to realize the value intended by the Company in granting equity-based awards.

The following table shows information regarding option exercises and stock vested for each named executive officer during the year ended December 31, 2015.

Name and Principal Position	Number of Shares Acquired on Exercise	Value Realized upon Exercise(1)	Number of Shares Vested	Value Realized upon Vesting (2)
John F. Crowley	514,218	$4,090,708	—	$ —
Chairman and Chief Executive Officer
William D. Baird III	45,706	503,988	100,000	$ 991,500
Chief Financial Officer
Bradley L. Campbell	37,558	368,515	100,000	$ 991,500
President and Chief Operating Officer
Jay Barth, M.D.,	—	—	50,000	$ 521,520
Chief Medical Officer

(1)

The value realized is the difference between the fair market value of a share of our common stock at the time of exercise and the option exercise price, multiplied by the number of shares acquired on each exercise.

(2)

The value realized on vesting on stock awards is based on the closing price on the date of vesting. The receipt of 50,000 shares with a value of $451,500 for Messrs. Baird and Campbell, respectively, was deferred until January 4, 2016.

Nonqualified Deferred Compensation

Our Non Qualified Cash Deferral Plan (the “Deferral Plan”) covers our executive officers and Board. The Deferral Plan, which provides the participants with an opportunity to defer the receipt of such participant’s base salary and/or bonus. The Company does not match participants’ voluntary contributions to the deferral plan. Earnings are determined solely by an executive’s hypothetical investment of any amount deferred in any pre-selected investment permitted under the Deferral Plan. All amounts in the Deferral Plan are fully vested at all times.

Name and Principal Position	Executive Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year	Aggregate Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year (2)
John F. Crowley	$553,673	$(31,446)	—	$804,197
Chairman and Chief Executive Officer

(1)	$302,076 of this amount is included in the salary column and $251,597 of this amount is included in the bonus column, respectively, in the summary compensation table.
(2)	This column includes compensation earned and deferred in prior years, which was disclosed in prior year Proxy statements.

Severance Benefits and Change of Control Arrangements

We have agreed to provide severance benefits and change of control arrangements to our current executives as described below.

John F. Crowley.  We employ Mr. Crowley as our chief executive officer pursuant to an employment agreement, which was amended in April 2014. The agreement will continue for successive one-year terms until either Mr. Crowley or we provide written notice of termination to the other in accordance with the terms of the agreement. Upon the termination of his employment by us other than for cause, or if we decide not to extend Mr. Crowley’s agreement at the end of any term, or if Mr. Crowley resigns for good reason, Mr. Crowley has the right to receive (i) a severance payment in an amount equal to his then current base salary payable over 18 months in accordance with our regular payroll practices, (ii) an additional payment equal to 150% of the target bonus for the year in which the termination occurs, (iii) continued Monthly Medical Payments for a period of 18 months, and (iv) continuation of health care coverage under COBRA with premiums to be paid by the Company for up to 29 months. Further, the vesting of all options then held by Mr. Crowley shall accelerate by one year. Mr. Crowley is not entitled to severance payments if we terminate him for cause or if he resigns without good reason.

Further, if upon the termination of Mr. Crowley’s employment by us other than for cause, or if we decide not to extend his employment agreement at the end of any term, or if Mr. Crowley resigns for good reason, in each case within twelve months following, a change of control in the Company, then Mr. Crowley has the right to receive (i) a severance payment in an amount equal to two times his then current base salary payable over 24 months in accordance with our regular payroll practices, (ii) an additional payment equal to 200% of the target bonus for the year in which the termination occurs, (iii) continued Monthly Medical Payments for a period of 24 months, and (iv) continuation of health care coverage under COBRA with premiums to be paid by the Company for up to 29 months. Further, the vesting of all remaining unvested options then held by Mr. Crowley would accelerate in full.

Finally, if Mr. Crowley’s employment ceases due to his death or disability, he (or his estate, as applicable) will be entitled to (i) continuation of the Monthly Medical Payments for 12 months, and (ii) continuation of health care coverage under COBRA with premiums to be subsidized by the Company for up to 12 months. We believe that the severance package for our chief executive officer is appropriate considering his role, responsibilities and his excellent historical service to the Company.

Other Named Executive Officers.

Baird, Barth, Campbell and Do.  We employ Mr. Baird as our Chief Financial Officer, Dr. Barth as Chief Medical Officer, Mr. Campbell as our President and Chief Operating Officer and Dr. Do as our Chief Science Officer, pursuant to their respective employment agreements. If any of these executive officers is terminated without cause, then the executive officer has the right to receive:

•      continuation of his base salary for 12 months;

•      an amount equal to the target bonus for such executive officer pro-rated for the number of months actually worked in the year of termination;

•      vesting on option awards then held by them will automatically accelerate by six months; and

•      continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of 12 months.

In addition, if any of these executive officers is terminated other than for cause within 12 months following certain corporate changes or, if following those changes, the executive officer resigns for good reason, then the executive officer has the right to receive:

continuation of his base salary for 18 months;

•      an amount equal to such executive officer is the target bonus;

•      any outstanding unvested stock options held by the executive officer will fully vest; and

•      continuation of health care coverage under COBRA with premiums to be paid by the Company for a period of 18 months.

Finally, if the executive’s employment ceases due to his death or disability, he (or his estate, as applicable) will be entitled to continuation of health care coverage under COBRA with premiums to be subsidized by the Company for up to 12 months.

As a condition to the payment of the foregoing severance benefits, a departing executive officer is required to execute a general release of claims against the Company and its affiliates. Each named executive officer is bound by non-disclosure, inventions transfer, non-solicitation and non-competition covenants that prohibit the executive officer from competing with us during the term of his or her employment and for twelve months after termination of employment.

Potential Payments Upon Termination Without Cause or Resignation for Good Reason

For each named executive officer the following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers if his employment had been terminated without cause or, in the case of Mr. Crowley, he resigned for good reason, on December 31, 2015 other than in connection with a change of control. Amounts below reflect potential payments pursuant to the severance agreements for such named executive officers.

Name and Principal Position	Salary Continuation ($)	Bonus ($)	Benefit Continuation ($)(1)	Value of Stock Option Vesting ($)(2)	Total ($)
John F. Crowley	873,600(3)	524,160	1,269,785(4)	1,357,763	4,025,308
Chairman and Chief Executive Officer
William D. Baird, III	385,000(5)	141,680	30,447	724,421	1,281,548
Chief Financial Officer
Bradley L. Campbell.	415,000(5)	152,720	30,374	708,608	1,306,702
President and Chief Operating Officer
Jay Barth, M.D.	415,000(5)	154,380	30,447	415,335	1,015,162
Chief Medical Officer
Hung Do, Ph.D.	360,000(5)	132,480	30,447	102,116	625,043
Chief Science Officer

(1)	Other than with respect to Mr. Crowley, benefits to be continued consist of COBRA premiums paid by the Company for 12 months.

(2)	Value of the options that would accelerate upon such event are valued using the closing stock price of $9.70 on December 31, 2015.

(3)	Base salary paid over 18 month period following such termination of employment.

(4)	Benefits to be continued consist of estimated healthcare costs and health insurance premiums for Mr. Crowley’s family, which primarily consists of the Monthly Medical Payments.

(5)	Base salary paid over 12 month period following such termination of employment.

Potential Payments Upon Termination Due to Change of Control

The following table sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers, if his employment had been terminated due to a termination without cause or a resignation with good reason on December 31, 2015, assuming that such termination occurs within twelve months following a change of control or, in the case of Mr. Crowley, within three months prior to or twelve months following the date on which the change of control occurs.

Name and Principal Position	Salary Continuation ($)	Bonus ($)	Benefit Continuation ($)(1)	Value of RSU Vesting ($)(2)	Value of Stock Option Vesting ($)(2)	Total ($)
John F. Crowley	$1,164,800(3)	$698,881	$1,669,787(4)	$—	$2,412,799	$5,946,267
Chairman and Chief Executive Officer
William D. Baird, III	577,500(5)	141,680	45,671	—	1,259,199	2,024,050
Chief Financial Officer
Bradley L. Campbell	622,500(5)	152,720	45,561	970,000	1,252,143	3,042,924
President and Chief Operating Officer
Jay Barth M.D.	622,500(5)	154,380	45,671	—	1,027,954	1,850,505
Chief Medical Officer
Hung Do, Ph.D.	540,000(5)	132,480	45,671	—	244,645	962,796
Chief Science Officer

(1)                                 Other than with respect to Mr. Crowley, benefits to be continued consist of COBRA premiums paid by the Company for 18 months.

(2)                                 Value of the options and RSUs that would accelerate upon such event are valued using the closing stock price of $9.70 on December 31, 2015.  This amount related to Mr. Campbell’s RSUs and only this amount would be payable to Mr. Campbell solely upon the occurrence of a change of control, regardless of whether Mr. Campbell’s employment was terminated.

(3)                                 Base salary paid over 24 month period following such termination of employment.

(4)                                 Benefits to be continued consist of estimated healthcare costs and health insurance premiums for Mr. Crowley’s family, which primarily consists of the Monthly Medical Payments.

(5)                                 Base salary paid over 18 month period following such termination of employment.

Potential Payments Upon Termination Due to Death or Disability

The following sets forth quantitative estimates of the benefits that would have accrued to each of our named executive officers, if his employment had been terminated due to death or disability on December 31, 2015.

Name and Principal Position	Benefit Continuation ($)(1)	Total ($)
John F. Crowley	$828,878	$828,878
Chairman and Chief Executive Officer
William D. Baird, III	30,447	30,447
Chief Financial Officer
Bradley L. Campbell	30,374	30,374
President and Chief Operating Officer
Jay Barth, M.D.	30,447	30,447
Chief Medical Officer
Hung Do, Ph.D.	30,447	30,447
Chief Science Officer

(1)                                 Benefits to be continued consist of COBRA and HSA premiums paid by the Company for 12 months following such termination. For the CEO, this includes the Monthly Medical Payments.

Director Compensation

The Director Compensation Policy fees were adjusted in December 2014 which were effective in 2015.  The revised Director Compensation Policy increased the fees for service as a Board member from $30,000 to $37,500 and the $30,000 fee for a Board member who was “financial expert” was eliminated.  Pursuant to our Director Compensation Policy, each member of our Board who is not our employee received the following cash compensation for Board services during 2015, as applicable:

•                    $30,000 per year for service as lead independent director;

•                    $37,500 per year for service as a Board member;

•                    $30,000 per year for service as chairperson of the Audit Committee (inclusive of committee membership fees described below);

•                    $20,000 per year for service as chairperson of the Compensation Committee (inclusive of committee membership fees described below);

•                    $12,500 per year for service as chairperson of the Nominating/Corporate Governance Committee or the Science and Technology Committee (inclusive of committee membership fees described below); and

•                    $10,000 per year for service as a member of the Audit Committee and $5,000 per year for service as a member of the Compensation Committee, the Nominating and Corporate Governance Committee or the Science and Technology Committee.

Pursuant to the 2007 Director Option Plan, each director automatically receives an annual grant of options to purchase 20,000 shares, subject to adjustment, on the date of our Annual Meeting of Stockholders and the each grant will vest in full at the next Annual Meeting of Stockholders. At the end of 2014, as part of its review of our director compensation and with the assistance of Pay Governance, the Nominating and Corporate Governance Committee determined that the annual option grant should be increased from 15,000 shares to 20,000 shares to remain current with market compensation practices. The exercise price of each option granted to a non-employee director will be equal to 100% of the fair market value on the date of grant of the shares covered by the option. Options will have a maximum term of 10 years measured from the grant date, subject to termination in the event of the optionee’s cessation of Board service. All of our directors are also eligible to participate in our 2007 Equity Incentive Plan.

Each of our new, independent Board members receives options to purchase 30,000 shares of our Common Stock in connection with their election to the Board. These Board members include Drs. Barer and Love, Ms. McGlynn and Mr. Essner. The exercise price of these stock options is equal to 100% of the fair market value on the date of grant of the shares covered by the stock option. Unlike the annual grant to our directors, but consistent with our grants to our named executive officers, these initial grant awards vest over a four year period with 25% vesting one year after the vesting commencement date and the remainder vesting ratably each month thereafter in equal installments over a three year period subject to continued service as a director. We expect to make additional initial grants of stock options to any new Board members in the future.

Summary Director Compensation Table

The following table provides information regarding the compensation that we paid to each of our directors during the year ended December 31, 2015.

Name	Fees Earned ($) (1)	Option Awards ($) (7)	Total ($)
Glenn P. Sblendorio(3a)	$67,500	$174,965	$242,465
Robert Essner(3)	47,500	174,965	222,465
Michael G. Raab(2)(3)	52,500	174,965	227,465
Ted W. Love, M.D.(4)(5)	47,500	174,965	222,465
Sol J. Barer, Ph.D.(2)	42,500	174,965	217,465
Donald J. Hayden, Jr.(4a)(6)	80,000	174,965	254,965
Margaret G. McGlynn, R.Ph.(2a)(4)	62,500	174,965	237,465

(1)                                 Represents fees paid to Director pursuant to Director Compensation Policy.

(2)                                 Member of Compensation Committee.

(2a)                          Chair of Compensation Committee

(3)                                 Member of Audit Committee.

(3a)                          Chair of Audit Committee

(4)                                 Member of Nominating/Corporate Governance Committee.

(4a)                          Chair of the Nominating and Governance Committee

(5)                                 Member of Science & Technology Committee.

(6)                                 Lead Independent Director.

(7)                                 Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, Compensation-Stock Compensation. Assumptions made in this valuation are discussed in our annual report for the year ended December 31, 2015, filed with the SEC on Form 10-K on February 29, 2016, at Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations—Stock-Based Compensation. Subject generally to continued service, the options vest one year from date of grant.

As of December 31, 2015, our non-employee directors had the following number of stock options outstanding:

Name	Aggregate Options Outstanding	Vested/Unvested
Michael G. Raab	105,000	85,000/20,000
Glenn P. Sblendorio	65,000	45,000/20,000
Sol J. Barer, Ph.D.	125,000	105,000/20,000
Donald J. Hayden, Jr.	120,000	100,000/20,000
Margaret G. McGlynn, R.Ph.	115,000	95,000/20,000
Ted W. Love, M.D.	80,000	56,250/23,750
Robert Essner	80,000	56,250/23,750

Commencing with the adoption of the Cash Deferral Plan on July 1, 2014, non-employee directors are also eligible to defer board fees pursuant to the terms of the Cash Deferral Plan, described more fully above.

Nonqualified Deferred Compensation

Our Deferral Plan covers our executive officers and members of our Board. The Company’s Deferral Plan, which provides the participants with an opportunity to defer the receipt of such participant’s base salary, bonus and director’s fees, as applicable. The Company does not match participants’ voluntary contributions to the deferral plan.

Name and Principal Position	Director Contributions in Last Fiscal Year (1)	Aggregate Earnings in Last Fiscal Year	Aggregate Distributions in Last Fiscal Year	Aggregate Balance at Last Fiscal Year (2)
Glenn P. Sblendorio	$40,500	$(383)	—	$44,617

(1)         Amount deferred is reflected in the “Fees Earned” column above in the Summary Director Compensation Table.

(2)         This column includes director fees earned and deferred in prior years.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is comprised entirely of independent directors. The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears in this Proxy Statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and our 2015 Annual Report on Form 10-K.

Members of the Amicus Therapeutics, Inc.

Compensation Committee:

Margaret G. McGlynn, R.Ph., Chair

Sol J. Barer, Ph.D.

Michael G. Raab

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

SECION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file reports of holdings and transactions in our Common Stock with the SEC. To our knowledge, based solely on our review of copies of the reports received by us and written representations by these individuals that no other reports were required, all such Section 16(a) filing requirements were met, except that the Form 4s of Messrs. Baird, Campbell and Crowley and Drs. Barth and Do that were filed late in connection with their respective acquisition of stock options to acquire shares of our Common Stock on January 2, 2015 as was the Form 4 of Dr. Barth that was filed in connection with his conversion of restricted stock into Common Stock on May 8, 2015.

POLICIES AND PROCEDURES FOR RELATED PARTY TRANSACTIONS

Our Board maintains a formal policy for the review of any transaction, arrangement or relationship in which Amicus is a participant and one of our executive officers, directors, director nominees, 5% stockholders (or their immediate family members), each of whom we refer to as a “related party,” has a direct or indirect interest. If a related party proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related party transaction,” the related party must report the proposed transaction to our Chief Financial Officer or Senior Vice President, Finance. The proposed related party transaction must be reviewed and, if deemed appropriate, approved by the Board’s Audit Committee prior to entry into such transaction, or ratified as soon as reasonably practicable after discovery that approval is required.

The Audit Committee may approve or ratify the transaction only if the Audit Committee determines that, under all of the circumstances, the transaction is not inconsistent with the Company’s best interests and does not violate its Code of Business Conduct and Ethics. Any related party transactions that are ongoing in nature will be reviewed annually. The Audit Committee will review and consider such information regarding the related party transaction as it deems appropriate under the circumstances.

In October 2015, the Company entered into the October 2015 Purchase Agreement with Redmile Capital Fund, LP and certain of its affiliates (collectively, “Redmile”).  The Company received the proceeds related to the arrangement of $50.0 million cash and has recorded this liability on the balance sheet as “Due to related party” as of December 31, 2015, after the related debt discount. See “__Note 16. Short-Term Borrowings and Long-Term Debt” for more details on this transaction.  As of December 31, 2015, Redmile beneficially owned approximately 6.7% of the Company’s outstanding shares of common stock.  On February 19, 2016, the Company entered into a Note and Warrant Purchase Agreement (the “February 2016 Purchase Agreement”) with Redmile for an aggregate amount of up to $75.0 million.  The Company has agreed with Redmile that in full consideration of the purchase price for the notes issued under the October 2015 Purchase Agreement, Redmile surrendered for cancellation all notes and warrants acquired from the October 2015 Purchase Agreement and the Company will pay Redmile any unpaid interest accrued thereunder.

As previously disclosed, the Company completed its acquisition of Scioderm on September 30, 2015.  At the time of the transaction, Redmile held 5% or more of Scioderm’s outstanding stock and qualified as a related party of Amicus.

Mr. Crowley was a stockholder of Scioderm and a member of Scioderm’s board of directors at the time the Company acquired Scioderm.  Mr. Crowley did not participate in Scioderm’s board of directors’ conversations or discussions regarding the transaction and elected to donate his proceeds received as merger consideration at the closing of the transaction.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics that applies to all of our employees, including our principal executive officer and principal financial and accounting officer, and our directors. The text of the code of conduct and ethics is posted on our web site at www.amicusrx.com and will be made available to stockholders without charge, upon request, in writing to Secretary, c/o Amicus Therapeutics, Inc. at 1 Cedar Brook Drive, Cranbury, New Jersey 08512. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial and accounting officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless web site posting of such amendments or waivers is then permitted by the rules of NASDAQ.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

The Board has voted to nominate John F. Crowley, Margaret G. McGlynn, R.Ph, Michael G. Raab and Glenn P. Sblendorio for election at the Annual Meeting for a term of three years to serve as Class III directors until the 2019 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. The Class II directors—Sol J. Barer, PhD., and Donald J. Hayden —and the Class I directors—Robert Essner and Ted W. Love, M.D.—will serve until the Annual Meetings of Stockholders to be held in 2018 and 2017, respectively, and until their respective successors have been elected and qualified.

Unless authority to vote for any of these nominees is withheld, the shares represented by the signed and dated proxy cards will be voted FOR the election as directors of John F. Crowley, Margaret G. McGlynn, R.Ph, Michael G. Raab and Glenn P. Sblendorio. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted at the discretion of the individuals designated as proxies on the proxy cards. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

A plurality of the shares voted at the Annual Meeting is required to elect each nominee as a director.

The Board recommends the vote “FOR” the election of each of John F. Crowley, Margaret G. McGlynn, R.Ph, Michael G. Raab and Glenn P. Sblendorio as a director, and proxies solicited by the Board will be voted in favor thereof unless a stockholder has indicated otherwise on the proxy.

PROPOSAL NO. 2— APPROVE THE AMENDED AND RESTATED 2007 EQUITY INCENTIVE PLAN

The Board has adopted a resolution to approve the Amended and Restated 2007 Equity Incentive Plan.

We are asking our stockholders to approve our Amended and Restated 2007 Equity Incentive Plan (the “2007 Plan”). The Compensation Committee approved the 2007 Plan, subject to approval of the Board and the stockholders, and the Board approved the 2007 Plan, subject to approval of the stockholders. If our stockholders do not approve the 2007 Plan, the existing version of the Amended and Restated 2007 Equity Incentive Plan (the “Existing Plan”) will remain in effect.

The 2007 Plan is substantially similar to the Existing Plan with the following material differences:

•                  an increase of 15,000,000 shares of Common Stock available for issuance as equity incentive awards;

o                Only 5,000,000 shares of such increased amount may be granted or sold as awards of restricted stock, restricted stock units, stock grants and any other similar awards;

•                  addition of language that allows for the Company to grant “Performance Awards”, which are grants under the 2007 Plan where the award, delivery or vesting of such grant is contingent upon the satisfaction of pre-established financial or operational measurements;

o                in connection with the addition of Performance Awards, we established a set of potential financial or operational measurements goals (as set forth below) from which the Compensation Committee would select from time to time;

•                  confirmation that shares underlying a grant under the 2007 Plan that are used to satisfy the exercise price or withholding obligation of a grant will not be available under the 2007 Plan for subsequent awards;

•                  the establishment of an individual limit on the total number of shares underlying grants that any employee could receive in any one calendar year of 5,000,000 shares;

•                  elimination of the ability of participants to pay the exercise price of an option with a promissory note; and

•                  extending the life of the 2007 Plan by approximately 2 years, until April 2026 which is the 10th anniversary of the date on which the 2007 Plan was approved by the Board.

The following is a summary description of the 2007 Plan, including some further explanation of the rationale behind the amendments described above, where appropriate. While the material features of the 2007 Plan are described below, the summary is in all respects subject to the complete text of the 2007 Plan contained in Appendix A.

Background and Reason for the Proposal

Equity compensation has historically been a key element of our compensation program. The ability to grant stock options and restricted stock has enabled us to attract and retain highly talented employees. Additionally, equity awards have also allowed us to link incentive rewards to Company performance, to encourage employee ownership in our stock and to align the interests of employees with those of our stockholders. Equity based compensation is a common form of compensation in our industry. Without the ability to grant stock options and restricted stock, we would be at a disadvantage against our competitors for recruiting and retaining key talent. We expect that we will be required to grow our employee population over the coming years to meet the requirements of a commercial enterprise.   If we did not expand the pool of shares available, we would also be unable to offer competitive total compensation packages necessary to attract, retain and motivate individuals critical to our future success.

The purpose of the 2007 Plan is to encourage ownership of our Common Stock by employees, consultants and directors of the Company and to provide additional incentive for them to promote the success of the Company’s business through the grant of awards of shares of the Company’s Common Stock. As of March 31, 2016, there are 58,703 shares remaining for issuance under the Existing Plan. We are therefore seeking approval of the 2007 Plan in order to make an additional 15,000,000 shares of our Common Stock available for issuance as qualified or non-qualified stock options, . In addition, we are seeking approval to amend the 2007 Plan to increase the number of shares that may be granted or sold as awards of restricted stock, restricted stock units, stock grants and any other similar awards from 1,495,239 to 6,495,239 shares, which is included in the limit in options discussed above.

The Board believes that the 2007 Plan will serve a critical role in attracting and retaining officers and employees and in motivating these individuals to strive to meet our goals and that, without the additional shares which may be offered under the 2007 Plan, we would be at a competitive disadvantage to our peers. The Board further believes that the cap on granting restricted stock and similar awards should be increased to account for the increased number of shares that would be available for issuance under the 2007 Plan and to provide the Compensation Committee with the flexibility to make the types and amounts of awards it believes are necessary to attract and retain qualified individuals, especially given that a growing number of our competitive peers now include grants of restricted stock as part of their long-term incentive programs.

We are also seeking approval to include Performance Awards under the 2007 Plan.  The ability to grant such awards would reinforce the Company’s and Compensation Committee’s intent to provide executives with pay-for-performance, as such awards would only be delivered to the extent that pre-established performance goals were attained.  Additionally, such performance awards would allow the Company to provide its named executive officers with the ability to receive restricted stock or other full-value awards that would not subject the Company to the deduction limitations under Section 162(m) of the Code.

To this end, the Board has established performance metrics relevant to a company in our stage of development upon which the Compensation Committee would be able to base the award, delivery or vesting of such Performance Awards.  Such performance metrics may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual grantee or any subsidiary, division, department or function within the Company and may be measured on an absolute or relative basis. The potential performance metrics include:

•                  cash flow;

•                  earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings);

•                  earnings per share;

•                  growth in earnings or earnings per share;

•                  stock price;

•                  return on equity or average stockholder equity;

•                  total stockholder return or growth in total stockholder return either directly or in relation to a comparative group;

•                  return on capital;

•                  return on assets or net assets;

•                  revenue, growth in revenue or return on sales;

•                  income or net income;

•                  operating income, net operating income or net operating income after tax;

•                  operating profit or net operating profit;

•                  operating margin;

•                  return on operating revenue or return on operating profit;

•                  regulatory filings;

•                  regulatory approvals, litigation and regulatory resolution goals;

•                  other operational, regulatory or departmental objectives;

•                  budget comparisons;

•                  growth in stockholder value relative to established indexes, or another peer group or peer group index;

•                  development and implementation of strategic plans and/or organizational restructuring goals;

•                  development and implementation of risk and crisis management programs;

•                  improvement in workforce diversity;

•                  compliance requirements and compliance relief;

•                  safety goals;

•                  productivity goals;

•                  workforce management and succession planning goals;

•                  economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures);

•                  measures of customer satisfaction, employee satisfaction or staff development;

•                  development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; and/or

•                  merger and acquisitions (each, a “Performance Goal” and collectively the “Performance Goals”).

Additionally, the Board added an individual annual limit to the amount of shares that any employee could receive under the 2007 Plan in any calendar year.  This limit was established in order to aid in tax deductibility under Section 162(m) of the Code and goes hand in hand with the establishment of the Performance Awards that are also intended to be exempt from the deduction limitations of this section of the Code.

Eligible Participants/Administration

The 2007 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Code, to employees, and non-qualified stock options and restricted stock, other stock awards and Performance Awards to our employees, directors, and consultants. As of April 1, 2016, approximately 202 employees and eight directors are eligible to participate in the 2007 Plan. The 2007 Plan will be administered by the Compensation Committee of our Board, provided that the Board may itself exercise any of the powers and responsibilities assigned to the Committee under the 2007 Plan.

Subject to the provisions of the 2007 Plan, the Compensation Committee has been granted the discretion to determine when awards are made, which directors and employees receive awards, the form of an award, the number of shares subject to each award, and all other relevant terms of the award, including vesting and acceleration of vesting, if any. The Compensation Committee also has been granted broad discretion to construe and interpret the 2007 Plan and adopt rules and regulations thereunder.

Number of Shares Authorized Under the 2007 Plan

The number of shares of our Common Stock that would be available for issuance after the effective date under the 2007 Plan is 15,058,703 shares, subject to adjustment to avoid dilution or enlargement of intended benefits in the event of certain significant corporate events. In addition, no more than 5,058,703 shares of Common Stock would be available for grant or sale after the effective date under the 2007 Plan (upon approval of the requested share increase) as awards of restricted stock, restricted stock units, stock grants and any other similar awards whose intrinsic value is not solely dependent on appreciation in the price of our Common Stock after the date of grant. Each of the above numbers is exclusive of any grants made under the 2007 Plan prior to the effective date of the approval of the 2007 Plan. If any shares of Common Stock covered by an award granted under the 2007 Plan, or to which such an award relates, are forfeited, or if an award has expired, terminated or has been canceled for any reason whatsoever (other than by reason of exercise or vesting), then the shares covered by such award shall again be, or shall become, shares with respect to which awards may be granted under the 2007 Plan. Shares of Common Stock underlying awards under the 2007 Plan that have been used to satisfy withholding obligations or pay an exercise price will not again be available for a future award.

Subject to such adjustments as provided below, no employee will, in a single calendar year, be granted awards under the 2007 Plan with respect to more than 5,000,000 shares of Common Stock.

Term of the 2007 Plan

No award may be granted under the 2007 Plan after April 2026 which is the 10th anniversary of the date on which the 2007 Plan was approved by the Board. Awards granted prior to the expiration of the 2007 Plan shall not expire solely by reason of the termination of the plan.

Terms and Conditions of Options

Options granted under the 2007 Plan shall be, as determined by the Compensation Committee, non-qualified or incentive stock options for federal income tax purposes, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as determined by the Compensation Committee:

Option Exercise Price.  The price at which shares of Common Stock may be acquired under each incentive stock option shall not be less than 100% of the fair market value of a share on the date an option is granted; provided, however, that the exercise price of any incentive stock option granted to any participant who, at the time of grant, owns more than 10% of the total combined voting power of all classes of the Company’s stock (a “Ten Percent Holder”) shall be at least 110% of the fair market value of the stock on the date of such grant. The closing price of a share of our Common Stock on April 1, 2016 was $8.68.

Exercisability.  Options granted under the 2007 Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee; provided, however, that in no event shall an option be exercisable more than ten years after its grant date or five years after the date it is granted to a Ten Percent Holder. An option may be exercised by a participant providing written notice specifying the number of shares of Common Stock with respect to which the option is then being exercised. The purchase price for the shares as to which an option is exercised shall be paid to the Company pursuant to one or more of the following methods:

(i)          cash or check payable to the Company;

(ii)          shares of Common Stock having a fair market value equal to the aggregate option exercise price for the shares being purchased, and only with the Compensation Committee’s approval; or

(iii)        if there is a public market for the shares at such time, through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of Common Stock subject to any option in a brokered transaction (other than to the Company).

No participant shall be deemed for any purpose to be a stockholder of the Company with respect to any shares of Common Stock issuable pursuant to an option until the participant has given written notice of exercise of the option and has paid in full for such shares.

Terms and Conditions of Restricted Stock

Shares of restricted stock may be issued under the 2007 Plan for such consideration, in cash, other property or services, or any combination thereof, as determined by the Compensation Committee. During the period of time in which the shares of restricted stock are subject to a risk of forfeiture (the “Restriction Period”), such shares shall be subject to limitations on transferability and a risk of forfeiture arising on the basis of such conditions related to the performance of services, Company performance or otherwise as the Compensation Committee may determine and set forth in an award agreement. Any such risk of forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Compensation Committee on such basis as it deems appropriate. Except as otherwise provided in the 2007 Plan or an applicable award agreement, at all times prior to the lapse of the Restriction Period, the participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares of restricted stock.

Terms and Conditions of Restricted Stock Units

Each restricted stock unit shall entitle the recipient to a share of Common Stock at the close of a Restriction Period as established by the Compensation Committee and subject to a risk of forfeiture arising on the basis of such conditions related to the performance of services, Company performance or otherwise as the Compensation Committee may determine and set forth in an award agreement. Any such risk of forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Compensation Committee on such basis as it deems appropriate. A participant holding restricted stock units shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock subject to such restricted stock units except to the extent that the Restriction Period with respect to such restricted stock units shall have closed and a certificate shall have been issued for such shares of Common Stock.

Terms and Conditions of Stock Grants

Stock grants may be issued under the 2007 Plan for such consideration, in cash or other property or services, or any combination thereof, as determined by the Compensation Committee. Stock grants may be awarded in such circumstances as the Compensation Committee deems appropriate, including in recognition of significant contributions to the success of the Company or in lieu of compensation otherwise already due.

Terms and Conditions Performance Awards.

The Compensation Committee may grant Performance Awards under the 2007 Plan, which may be denominated as a number of shares of Common Stock or a specified number of other awards (or a combination of both). Generally, Performance Awards require satisfaction of pre-established Performance Goals (as defined above).

The Committee may provide, at the time a performance goal is established, that adjustments will be made to the applicable performance goal to take into account, in the manner specified by the Committee, the impact of one or more of the following:

•                  gain or loss from all or certain claims and/or litigation and insurance recoveries,

•                  the impairment of tangible or intangible assets,

•                  stock-based compensation expense,

•                  extraordinary, unusual or infrequently occurring events reported in the Company’s public filings,

•                  restructuring activities reported in the Company’s public filings,

•                  investments, dispositions or acquisitions,

•                  loss from the disposal of certain assets,

•                  gain or loss from the early extinguishment, redemption, or repurchase of debt,

•                  cash or non-cash charges related to site closings,

•                  changes in accounting principles, or any other item, event or circumstance that would not cause an award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the Code

The adoption, disclosure and approval of the Performance Goals are intended to enable the issuance of awards that will constitute “qualified performance-based compensation” exempt from the deduction limitations of Section 162(m) of the Code.

Transferability

Unless otherwise determined by the Compensation Committee, an award (other than a stock award) shall not be transferable or assignable by a participant otherwise than by will or by the laws of descent and distribution. However, the applicable award agreement or the Compensation Committee may provide that a nonstatutory stock option, shares of restricted stock or restricted stock units may be transferred by the participant to a family member, so long as such transfer is without payment of any consideration.

Change in Control

Subject to the applicable provisions of the award agreement, in the event of a change of control of the Company after the effective date of the 2007 Plan, the Compensation Committee generally shall have the discretion to provide for any or all of the following:

•                    the acceleration, in whole or in part, of any or all outstanding options that are not exercisable in full at the time of the change of control;

•                    the lapse or termination of the risk of forfeiture with respect to outstanding awards of restricted stock and restricted stock units;

•                    the assumption of outstanding options or restricted stock units, or the substitution of outstanding options or restricted stock units with equivalent options or restricted stock units, as the case may be, by the acquiring or succeeding corporation or entity; or

•                    the termination of all options and restricted stock units (other than those assumed or substituted for), which termination may or may not be in exchange for some payment or other consideration, as determined in the sole discretion of the Compensation Committee.

Adjustments

In the event of any change in the outstanding shares by reason of merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such outstanding shares, an appropriate and proportionate adjustment will be made in (i) the maximum number and kinds of shares that may be issued under the 2007 Plan, (ii) the numbers and kinds of shares or other securities subject to the then outstanding awards; (iii) the exercise price for each share or other unit of any other securities subject to then outstanding options; and (iv) the repurchase price of each share of restricted stock then subject to a risk of forfeiture in the form of a Company repurchase right.

Termination of Amendments to the 2007 Plan

The Board may at any time terminate or make such amendments or modifications of the 2007 Plan as it shall deem advisable; provided, however, that no such amendment or modification shall be made without the consent of a participant if such change would:

•                    reduce the number of shares subject to an award, increase the purchase price applicable to shares subject to such award or materially adversely affect the provisions applicable to such award that relate to the vesting or exercisability of such award or the shares subject thereto;

•                    result in an incentive stock option no longer being treated as such within the meaning of Section 422 of the Code; or

•                    not apply to all other awards outstanding on the date of such amendment or modification.

Section 162(m) of the Internal Revenue Code

Section 162(m) of the Code limits the federal income tax deductions a publicly held company can claim for compensation in excess of $1,000,000 paid to certain executive officers (generally, the officers who are “named executive officers” in the summary compensation table in the issuer’s proxy statement, excluding the issuer’s principal financial officer). “Qualified performance-based compensation” is not counted against the $1,000,000 deductibility limit. Under the 2007 Plan, options granted with an exercise price at least equal to 100% of the fair market value of the underlying shares at the date of grant may satisfy the requirements for treatment as “qualified performance-based compensation.” In addition, Performance Awards that are conditioned upon achievement of certain Performance Goals may satisfy the requirements for treatment as “qualified performance-based compensation.” A number of other requirements must be met, however, in order for those awards to so qualify. Accordingly, there can be no assurance that awards under the 2007 Plan will be fully deductible under all circumstances.

Federal Income Tax Consequences Relating to Awards Under the 2007 Plan

The current United States federal income tax treatment of awards under the 2007 Plan is generally described below. This description of tax consequences is not a complete description. There may be different income tax consequences under certain circumstances, and there may be gift and estate tax consequences. Local, state and other taxing authorities may also tax awards under the plan. Tax laws are subject to change.

Incentive Stock Options

There generally are no federal income tax consequences to a participant or to the Company upon the grant of an incentive stock option. A participant will not recognize income for purposes of the regular federal income tax upon the exercise of an incentive stock option. However, for purposes of the alternative minimum tax, in the year in which a participant exercises an incentive stock option the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be included in a participant’s alternative minimum taxable income.

A participant will recognize income when he or she sells stock acquired upon exercise of an incentive stock option. If a participant disposes of the shares acquired upon exercise of an incentive stock option after two years from the date the option was granted and one year from the date the shares were transferred upon the exercise of the option, a participant will recognize long-term capital gain or loss in the amount of the difference between the amount realized on the sale and the exercise price. The Company will not be entitled to any corresponding tax deduction.

If a participant disposes of shares acquired upon the exercise of an incentive stock option before satisfying both holding period requirements (a “disqualifying disposition”), a participant’s gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the fair market value of the shares on the date of exercise (or the amount realized on the disposition, if less) and the exercise price. The Company will generally be entitled to a deduction in that amount. The gain, if any, in excess of the amount recognized as ordinary income will be long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

Nonqualified Stock Options

There are generally no federal income tax consequences to a participant or to the Company upon the grant of a nonqualified stock option. Upon the exercise of a nonqualified stock option, a participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the aggregate exercise price paid. The Company generally will be entitled to a corresponding federal income tax deduction. The participant will have a tax basis in the shares equal to the exercise price plus the amount of income recognized at the time of exercise.

When a participant sells shares of stock acquired through the exercise of a nonqualified stock option, the participant will have a capital gain or loss in an amount equal to the difference between the amount realized on the sale and the tax basis in the shares. The capital gain tax rate will depend on a number of factors, including the length of time the participant held the shares prior to selling them.

Restricted Stock

A participant will generally not recognize federal taxable income when he or she receives a grant of restricted stock, and the Company will not be entitled to a deduction, until the stock is transferable by the participant or is otherwise no longer subject to a substantial risk of forfeiture. When the stock is either transferable or is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary income in an amount equal to the fair market value of the shares at that time (less any amounts paid for the shares), and generally, the Company will be entitled to a deduction in the same amount. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date the stock became transferable or ceased to be subject to a substantial risk of forfeiture.

A participant may elect to recognize ordinary income in the year when the share award is granted in an amount equal to the fair market value of the shares subject to the award (less any amounts paid for such shares) at the time of grant, determined without regard to any restrictions. This election is referred to as a Section 83(b) election. In that event, the Company will be entitled to a corresponding deduction in the same year. Any gain or loss recognized by the participant upon a later disposition of the shares will be capital gain or loss. A participant’s holding period for purposes of determining whether that capital gain or loss is long-term or short-term will be counted from the date of the original transfer to the participant. The participant may not claim a credit for any tax previously paid on stock that is later forfeited.

Restricted Stock Units

If a participant is granted a restricted stock unit, he or she will not be required to recognize any taxable income at the time of grant. Upon distribution of shares or cash in respect of a restricted stock unit, the fair market value of those shares or the amount of that cash will be taxable to the participant as ordinary income and the Company will receive a deduction equal to the income recognized by the participant. The subsequent disposition of shares acquired pursuant to a restricted stock unit will result in capital gain or loss (based on the difference between the price received on disposition and the market value of the shares at the time of their distribution). The capital gain tax rate will depend on a number of factors, including the length of time the participant held the shares prior to selling them.

Performance Awards

If a Performance Award is settled by the issuance of unrestricted shares of our Common Stock, the participant receiving the shares will recognize ordinary income equal to the value of the shares at the time of issuance and the Company will be entitled to a congruent deduction. Those shares will then have a tax basis equal to their fair market value on the date of issuance, and the holding period of those shares will commence on that date for purposes of determining whether a subsequent disposition of the shares will result in long-term or short-term capital gain or loss.

If a Performance Award is settled by the issuance of another type of award under the 2007 Plan, the tax consequences of that other award will be the same as described above with respect to the relevant type of award.

Vote Required

The affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter is required to approve the 2007 Plan.

New Plan Benefits

If the 2007 Plan is approved by stockholders, awards under the 2007 Plan will be determined by the Compensation Committee in its discretion, and it is, therefore, not possible to predict the number, name or positions of persons who will benefit from the 2007 Plan, if it is approved by stockholders, or the terms of any such benefits. However, the following table sets forth information with respect to awards granted under the Existing Plan during the 2015 fiscal year.

Name and Principal Position	Number of Options
John F. Crowley	460,000
Chairman and Chief Executive Officer
William D. Baird, III	180,000
Chief Financial Officer
Bradley L. Campbell	190,000
President and Chief Operating Officer
Jay Barth, M.D.	170,000
Chief Medical Officer
Hung Do, Ph.D.	125,000
Chief Science Officer
Executive group	1,120,000
Non-executive director group	140,000
Non-executive officer employee group	1,672,167

Securities Authorized for Issuance under our Equity Compensation Plans

Plan category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(2)
Equity compensation plans approved by security holders(1)	11,729,170	$7.11	2,351,120
Equity compensation plans not approved by security holders	—	—	—
Total	11,729,170	$7.11	2,351,120

(1)                                 Includes awards granted under the Company’s 2002 Plan, the Existing Plan and the 2007 Director Option Plan (the “2007 Director Plan”). As of December 31, 2015, no shares were reserved for issuance under the 2002 Plan. The number of shares available for issuance under the 2007 Director Plan is increased annually on January 1 of each year by 100,000 shares provided, that the Board may waive the annual increase in shares available for issuance.

(2)                                 Of the total presented, there are no shares available for issuance as restricted stock, restricted stock units or stock grants.

Recommendation:

The Board of Directors recommends the vote “FOR” the approval of the Amended and Restated 2007 Equity Incentive Plan.

PROPOSAL NO. 3 -APPROVE THE ISSUANCE OF SHARES OF THE COMPANY’S COMMON STOCK IN CONNECTION WITH A SPECIFIC MILESTONE PAYMENT THAT MAY BECOME PAYABLE TO THE FORMER SCIODERM STOCKHOLDERS, IN ACCORDANCE WITH THE NASDAQ RULES

Background of the Proposal

Our acquisition of Scioderm (such acquisition, the “Scioderm Acquisition”) was consummated on September 30, 2015 (the “Closing”). The terms of the Scioderm Acquisition require us to pay certain Milestone Payments and Series B Payments (each as defined and described below) to the former stockholders of Scioderm upon the achievement of certain milestones related to the development of the Scioderm business after the Closing (each, a “Milestone”). Certain Milestone Payments and Series B Payments may be paid, at our option, in cash or in stock. We are submitting Proposal 3 to you in order to obtain the requisite stockholder authorization in accordance with NASDAQ Rules so that we may make a specific Milestone Payment and specific Series B Payment in shares of our common stock, if we so choose, as more fully described below. Although the proposal to approve the issuance of shares of our common stock to make a specific Milestone Payment and specific Series B Payment that may become payable to the former stockholders of Scioderm is related to the Scioderm Acquisition, you will not be voting to approve the Scioderm Acquisition because it has already been completed. Your vote only relates to whether a specific Milestone Payment and specific Series B Payment, which may become due, are made only in cash, or whether the Company has the flexibility to make such payments in cash or stock. We believe an understanding of the Scioderm Acquisition is necessary, however, in order to make an informed voting decision with respect to this Proposal 3. See the discussion set forth under the caption “Scioderm Acquisition” below.

Terms of the Scioderm Acquisition

General

As previously reported, on August 30, 2015, we entered into an Agreement and Plan of Merger (as amended and modified, the “Merger Agreement”) with Scioderm, Titan Merger Sub Corp, a Delaware corporation and a wholly-owned subsidiary of Amicus (“Titan”) and Fortis Advisors LLC, a Delaware Limited Liability Company, as the shareholder’s agent (the “Shareholder’s Agent”).

The Scioderm Acquisition closed on September 30, 2015, at which time Titan merged with and into Scioderm, with Scioderm surviving as a wholly owned subsidiary of Amicus. Scioderm’s lead drug candidate, SD-101, is in Phase 3 clinical trials for the treatment of Epidermolysis Bullosa (“EB”). We will use the term EB to refer to the Scioderm business operations.

Aggregate Merger Consideration

Pursuant to the terms of the Merger Agreement, at the Closing Amicus paid holders of Scioderm’s capital stock, options to purchase Scioderm’s capital stock, restricted stock units of Scioderm and warrants to purchase Scioderm’s common stock (collectively, the “Effective Time Holders”) merger consideration in an amount equal to:

1)             $220M plus the exercise price of outstanding options and warrants to purchase Scioderm’s common stock (which amounts were deducted from the merger consideration payable to the applicable holders of Scioderm’s options and warrants) plus Scioderm’s cash and cash equivalents (with an adjustment to account for closing working capital and Scioderm’s fees and expenses, which included employee bonuses and certain severance payments) (collectively, the “Initial Amount”). Of the Initial Amount, $135,441,225 was paid in cash and the remaining amount was paid in shares of Amicus common stock; and

2)             Up to $600M in the aggregate (the “Milestone Payments”), in some instances payable in shares of Amicus stock or cash, in our sole discretion, in the event of successful completion of certain Milestones. The Milestone Payments that may become payable after Closing are described in greater particularity under the caption “Milestone and Series B Payments” below. Unless otherwise indicated in the table, each payment is payable in shares of Amicus stock or cash, in our sole discretion.

Simultaneously with the execution of the Merger Agreement, Amicus entered into an agreement (as amended and modified, the “Series B Agreement”) with all of the holders of Scioderm’s Series B Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”). Under the Series B Agreement, as amended, Amicus will make payments to the holders of Series B Preferred Stock in the aggregate amount of $27M upon the completion of the Milestones (each, a “Series B Payment”). The Series B Payments will be made in the same manner as the corresponding payments in the Merger Agreement, including the ratio of cash and stock. Amicus paid $8,978,149.87 of this amount at the Closing. The Series B Payments that may become payable after Closing are described in greater particularity under the caption “Milestone and Series B Payments” below.

The merger consideration as provided in the Merger Agreement and the Series B Agreement, as amended, was negotiated at arms’ length between the parties.

Milestone and Series B Payments

Milestone	Effective Time Holder Payment	Series B Payment
50% completion of enrollment in the Phase 3 trial*	$5,000,000.00 (cash only)	-0-
100% completion of enrollment in the Phase 3 trial	$10,000,000.00 (cash only)	-0-
Phase 3 trial top-line data showing achievement of the primary endpoint	$64,040,505.00	$2,111,530.10
FDA approval of SD-101	$160,194,585.00	$4,952,762.86
EMA approval of SD-101	$110,764,910.00	$3,468,304.11
Total Clinical/Regulatory Milestones	$350,000,000.00	$10,532,597.07
Achievement of $875M in annual net sales in any calendar year	$100,000,000.00	$2,995,701.22
Achievement of $1B in annual net sales in any calendar year	$150,000,000.00	$4,493,551.84
Total Commercial Milestones	$250,000,000.00	$7,489,253.06
Total Contingent Consideration	$600,000,000.00	$18,021,850.13

*The Phase 3 trial is 50% enrolled. Therefore, the first clinical/regulatory Milestone in the chart above has been achieved and the payment of $5,000,000 in cash has been made.

Each Milestone Payment and corresponding Series B Payment shall be payable once, upon the first occurrence of the applicable Milestone. In the event a Milestone is achieved, Amicus will provide notice of such achievement to the Shareholders’ Agent no later than ten (10) business days after the date of such achievement, except in the case of the net sales Milestones, in which case Amicus will provide such notice to the Shareholders’ Agent no later than thirty (30) days after the achievement of such Milestone. Shares of our common stock shall be valued at the Parent Stock Value as of the relevant Milestone notice date. “Parent Stock Value” means the average of the closing sale prices per share of Amicus common stock as report on NASDAQ for the five (5) trading days prior to the date a Milestone is achieved or consummated, as applicable, and the five (5) trading days including and following the date a Milestone is achieved or consummated, as applicable.

Need for Stockholder Approval

Our common stock is listed on the NASDAQ Capital Market, and we are subject to the NASDAQ listing standards set forth in its Marketplace Rules. Although we were not required to obtain stockholder approval in connection with the issuance of the Initial Amount paid at the Closing under the NASDAQ listing standards, we are required under Marketplace Rule 5635(a) to seek stockholder approval for the issuance of shares of common stock in connection with any Milestone Payment or Series B Payment as further described below:

NASDAQ Marketplace Rule 5635(a) requires stockholder approval prior to the issuance of securities in connection with the acquisition of the stock or assets of another company, where due to the present or potential issuance of common stock or securities convertible into common stock:

1)             The common stock has or will have upon issuance voting power equal to or in excess of 20% of the voting power outstanding before the issuance of stock or securities convertible into or exercisable for common stock; or

2)             The number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities; or

3)             Any director, officer, or Substantial Shareholder (as defined by NASDAQ Marketplace Rule 5635(e)(3)) of the company has a 5% or greater interest (or such persons collectively have a 10% or greater interest), directly or indirectly, in the company or assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock, or securities convertible into or exercisable for common stock, could result in an increase in outstanding common shares or voting power of 5% or more.

As stated above, we were not required to obtain prior stockholder approval for payment of the Initial Amount. We are seeking approval for the issuance of shares of our common stock in connection with a specific Milestone Payment and Series B Payment because, if achieved, the Milestone Payment and Series B Payment could meet one of the thresholds outlined above requiring approval under NASDAQ Marketplace Rule 5635(a). Pursuant to the Merger Agreement, in no event will the aggregate number of shares of our common stock issuable in the merger exceed 19.9% of the number of shares of our common stock outstanding on the trading day immediately before the date of the Merger Agreement. Because our capital structure might be different in the future, it is possible a Milestone Payment or Series B Payment could implicate prongs 1 or 2 above. Additionally, at the time of the merger there was at least 1 stockholder of Amicus and Scioderm that had a 5% or greater interest in both Amicus and Scioderm. Therefore, if a Milestone Payment or Series B Payment could result in an increase in outstanding common shares or voting power of 5% or more, such Milestone Payment or Series B Payment would implicate prong 3 above. Therefore, we are seeking approval to issue securities if any or all of prongs 1, 2 or 3 above apply.

Specifically, we are seeking stockholder approval for the issuance of shares of Common Stock in connection with the Milestone Payment and Series B payment in connection with completion of the Milestone “Phase 3 trial top-line data showing achievement of the primary endpoint” because this is the Milestone most likely to occur in the near term.  In the event that we want the ability to make other Milestone Payments or Series B Payments in shares of our Common Stock, we will seek stockholder approval in connection therewith.

The actual number of shares that may become issuable for this Milestone Payment and Series B Payment will depend on the Parent Stock Value as of the relevant Milestone notice date and the amount of the corresponding Milestone Payment and Series B Payment that we elect to pay in shares of common stock. While we believe that having the ability to pay this Milestone Payment and Series B Payment in shares of common stock offers benefits to Amicus and its stockholders, including conservation of cash, the payment of this Milestone Payment and Series B Payment in shares of common stock may cause substantial dilution to the equity interests of our current stockholders.

Subject to the above parameters, we are seeking stockholder approval of the future issuance of an indeterminate number of shares of common stock to make the Milestone Payment and Series B Payment, described above, if such Milestone is achieved. If this proposal is approved, we do not anticipate seeking additional stockholder approval if and when shares of common stock are actually issued in connection with this Milestone Payment.

If this proposal is not approved, we will not have the option to make this Milestone Payment and Series B Payment in shares of our common stock to the extent any issuance of shares of our common stock upon the achievement of this Milestone, aggregated with the shares issued at the Closing and the shares of common stock held by us at the Closing, would exceed the thresholds prohibited under NASDAQ Marketplace Rule 5635(a), as described above. We would be required to pay this Milestone Payment and Series B Payment in cash if it becomes due and payable and we will have less flexibility to use cash for other purposes, including working capital. This could adversely affect our financial flexibility, liquidity and ability to fund our operations. We may need to raise funds through additional debt or equity offerings, which may not be available on attractive terms or at all, and may result in dilution to our stockholders. The dilution resulting from additional offerings may be greater or less than the dilution that the stockholders would incur if the proposal is approved depending on the specific terms of the future offerings.

Description of the Common Stock That May be Issued in Connection with the Milestone Payment and Series B Payment

The following summary description of the material features of our common stock is qualified in its entirety by reference to the applicable provisions of Delaware law, and also by reference to our restated certificate of incorporation, as amended, our restated bylaws, and the instruments governing our securities that are exercisable for or convertible into shares of our common stock, which are on file with the Securities and Exchange Commission.

General; Shares Outstanding

Our common stock is listed on the NASDAQ Global Market under the trading symbol “FOLD.” We are authorized to issue 250,000,000 shares of common stock pursuant to our Restated Certificate of Incorporation, filed June 5, 2007, as amended on June 10, 2015. As of the close of business on April 15, 2016, there were 126,258,952 shares of our Common Stock outstanding.

Par Value.

The par value of our common stock is $0.01 per share.

Voting Rights.

Holders of our common stock are entitled to one vote for each share held at all meetings of stockholders. Holders of our common stock are not entitled to cumulative voting rights.

Dividends and Dividend Policy; Liquidation Rights.

We have not paid cash dividends on our capital stock to date. We currently intend to retain future earnings, if any, to fund the development and growth of the business and we do not foresee payment of a dividend in any upcoming fiscal period.

Upon dissolution or liquidation, whether voluntary or involuntary, holders of our common stock are entitled to receive all of our assets available for distribution to stockholders, subject to any preferential rights of any then outstanding shares of preferred stock.

Anti-Takeover Effects of Certain Provision of Delaware Law and Our Certificate of Incorporation and Bylaws. Our restated certificate of incorporation, as amended, and bylaws contain some provisions that could make our company’s acquisition by means of a tender or exchange offer, a proxy contest or otherwise more difficult. These provisions are summarized below. The ability to issue preferred stock may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Preferred Stock. Pursuant to Article FOURTH Section B of our restated certificate of incorporation, the Board may issue up to 10,000,000 shares of preferred stock from time to time in one or more series. Such preferred stock shall have such powers, designations, preferences and relative, participating, optional, or other special rights, if any, as determined by the Board.

Classified Board of Directors. Pursuant to Article FIFTH of our restated certificate of incorporation, the directors constituting our Board are classified, with respect to the time for which they severally hold office, into three classes, having staggered three-year terms of office, as nearly equal in number as possible. Any director may be removed only for cause and only by the vote of the holders of a majority of the shares of our stock entitled to vote for the election of directors.

Special Meetings. Pursuant to Section 2.8 of our restated bylaws, special meetings of the stockholders may be called, unless otherwise provided by statute, only by the Chairman of the Board, the President, or a majority of the Board and any such person may postpone any special meeting of the stockholders at its or their discretion, even after notice thereof has been mailed.

Supermajority Vote Requirement. The affirmative vote of the holders of at least 67% of the outstanding voting stock of our company is required to amend or repeal certain anti-takeover provisions of the restated certificate of incorporation, as amended, including with respect to the Board ability to issue preferred stock and the classification of the Board.

Delaware Anti-Takeover Statute. We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•                  Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                  Upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (1) shares owned by persons who are directors and also officers and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; and

•                  On or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not written consent, by the affirmative vote of at least 2/3 of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholders status, owned 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions that our Board does not approve in advance. We also anticipate that Section 203 may discourage attempted acquisitions that might result in a premium over the market price for the shares of our common stock held by stockholders.

Section 203 is not applicable to the issuance of additional shares of common stock to the former Scioderm stockholders in connection with the Scioderm Acquisition.

The provisions of Delaware law, our restated certificate of incorporation, as amended, and bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Required Vote:

The affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting will be required to approve the issuance of shares of common stock in connection with the specific Milestone Payment and Series B Payment described above. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether this Proposal 3 is approved. Pursuant to the NASDAQ Rules, however, the shares of common stock issued in connection with the Initial Payment to Effective Time Holders are not entitled to vote on this Proposal No 3 and are not counted in determining votes cast for purposes of this Proposal 3.

Recommendation:

The Board recommends the vote “FOR” approval of Proposal 3.

PROPOSAL NO. 4—INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2016. The Board proposes that the stockholders ratify this appointment. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2015. We expect that representatives of Ernst & Young will be present at the meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Ernst & Young LLP for the audit of our annual financial statements for the years ended December 31, 2014 and 2015, and fees billed for other services rendered by Ernst & Young LLP during those periods. All of such fees were approved by the Audit Committee.

	December 31,
	2015	2014
Audit Fees	$815,500	$598,091
All Other Fees	2,000	—
Total	$817,500	$598,091

Fees for audit services included fees associated with the annual audit, an audit of our internal controls over financial reporting and reviews of the quarterly reports on Form 10-Q for both 2015 and 2014.  In 2015, the audit fees also included costs of $89,500 associated with the review of our Forms S-3 and related Prospectus Supplement for the secondary financing completed in June 2015. All other fees in 2015 were for the subscription fees paid for access to the Ernst & Young LLP on-line Accounting & Auditing Research Tool. In 2014, the audit fees also included costs of $80,000 associated with the review of our Forms S-3 and related Prospectus Supplement for the At the Market financing completed in March 2014 and the reviews of our Prospectus related to our stock offering that was completed in November 2014.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm.

Prior to engagement of the independent registered public accounting firm for the next year’s audit, management will submit an aggregate estimate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.                                      Audit services include audit work performed in the preparation of financial statements, as well as work that only the independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.                                      Audit-Related services are for assurance and related services that are traditionally performed by the independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.                                      Tax services include all services performed by the independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.                                      Other Fees are those associated with services not captured in the other categories.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

In the event the stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, the Audit Committee will reconsider its appointment.

The affirmative vote of a majority of the shares voted affirmatively or negatively on the matter at the Annual Meeting is required to ratify the appointment of the independent registered public accounting firm.

The Board recommends the vote “FOR” to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm, and proxies solicited by the Board will be voted in favor of such ratification unless a stockholder indicates otherwise on the proxy.

REPORT OF AUDIT COMMITTEE

The Audit Committee of the Board, which currently consists entirely of directors who meet the independence and experience requirements of the rules and regulations of NASDAQ and the Exchange Act, has furnished the following report.

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This Committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our financial reporting process on behalf of the Board, and for the appointment, compensation, retention, and oversight of the work of Ernst & Young LLP. In fulfilling its responsibilities for the financial statements for fiscal year 2015, the Audit Committee took the following actions:

•      Reviewed and discussed the audited financial statements for the fiscal year ended 2015 with management and Ernst & Young LLP, our independent registered public accounting firm;

•      Discussed with Ernst & Young LLP the matters required to be discussed by PCAOB Auditing Standard No.16, Communications with Audit Committees; and

•      Received written disclosures and the letter from Ernst & Young LLP regarding its communications with the Audit Committee concerning independence as required by Rule 3526 of the PCAOB (Communications with Audit Committees Concerning Independence). The Audit Committee further discussed Ernst & Young’s independence with Ernst & Young LLP. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements, discussions with management and Ernst & Young LLP and written disclosures and the letter from Ernst & Young LLP regarding its communications with the Audit Committee concerning independence as required by applicable requirements of the Public Company Accounting Oversight Board, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

Members of the Amicus Therapeutics, Inc.

Audit Committee

Glenn P. Sblendorio, Chair

Robert Essner

Michael G. Raab

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act or the Exchange Act that might incorporate this proxy statement or future filings with the SEC, in whole or in part, the above report shall not be deemed to be “soliciting material” or “filed” with the SEC and shall not be deemed to be incorporated by reference into any such filing.

PROPOSAL NO. 5—ADVISORY VOTE ON EXECUTIVE COMPENSATION

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as “say-on-pay,” is required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, which added Section 14A to the Exchange Act. Section 14A of the Exchange Act also requires that stockholders have the opportunity to cast an advisory vote with respect to whether future executive compensation advisory votes will be held every one, two or three years. In accordance with the results of this advisory vote at the 2014 Annual Meeting, the Company’s Board determined that the Company will hold an advisory vote on the compensation of the Company’s named executive officers every year.

Our executive compensation program for our executive officers is designed to attract, motivate, and retain individuals of superior ability and managerial talent who can successfully perform and succeed in our environment. Our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate performance. This program contains elements of cash and equity-based compensation designed to align the interests of our executives with those of our stockholders as well as increase the incentive to achieve key strategic and financial performance measures by linking compensation opportunities and actual compensation earned through our pay-for-performance compensation program to the achievement of corporate goals. We also make equity grants designed to align our named executive officers’ compensation to the long-term performance of Amicus in addition to creating an ownership culture that helps unify the interests of our executives and stockholders. The Company generally targets aggregate total direct compensation for the named executive officers as a group to approximately the 50th percentile of our peer group in setting our executive compensation programs.  Our Board and the Compensation Committee regularly review the compensation programs for our named executive officers and undertake a comprehensive annual review to ensure that our compensation policies and programs align with current market practices and the interests of our stockholders.

The “Compensation Discussion and Analysis” section of this proxy statement describes in detail our executive compensation program and the decisions made by the Compensation Committee with respect to the fiscal year ended December 31, 2015.

In 2015, the Company made significant progress towards the goal of becoming a leading orphan and rare disease company with global commercial operations and a diversified product pipeline. The Company completed its first marketing application for migalastat monotherapy in Europe, built out a International commercial organization in anticipation of a commercial launch in the first half of 2016, acquired Scioderm - a late-stage rare disease company with a potential first-in-class therapy for EB, advanced ATB200 for Pompe disease to clinical trial initiation, and strengthened the balance sheet with the completion of a $258 million public equity offering. while carefully managing expenses. Together these actions gave us more than 18 months of cash runway at the beginning of 2016.

Our Board is therefore asking stockholders to approve, on an advisory basis, the following resolution:

“RESOLVED, that the compensation paid to the named executive officers of Amicus Therapeutics, as disclosed pursuant to the compensation disclosure rules of the SEC, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or our Board (or any committee thereof), create or imply any change to our fiduciary duties or those of our Board (or any committee thereof), or create or imply any additional fiduciary duties for us or our Board (or any committee thereof). However, our Compensation Committee and Board value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

OTHER MATTERS

The Board knows of no other business which will be presented to the 2016 Annual Meeting. If any other business is properly brought before the 2016 Annual Meeting, proxies in the enclosed form will be voted in accordance with the judgment of the individuals named as proxies on the proxy card.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

If you wish to submit a proposal to be considered for inclusion in next year’s proxy materials or nominate a director, your proposal must be in proper form according to SEC Regulation 14A, Rule 14a-8 and received by the Secretary of the Company no later than December 30, 2016. Proposals received after that date will not be included in the proxy materials we send out in connection with the 2017 Annual Meeting of Stockholders. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. To be timely, stockholder notice of any such proposal must be received by us not earlier than November 30, 2016 and not later than December 31, 2016; provided, however, that in the event that the date of the 2017 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after the anniversary date of the 2016 Annual Meeting of Stockholders, notice by the stockholder to be timely must be delivered not earlier than the close of business on the 90 day prior to such 2017 Annual Meeting of Stockholders and not later than the close of business on the later of the 60th day prior to such 2017 Annual Meeting of Stockholders or the 10th day following the day on which we make a public announcement of the date of the 2017 Annual Meeting of Stockholders. All stockholder proposals should be marked for the attention of General Counsel and Corporate Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015 (other than exhibits thereto) filed with the SEC, which provides additional information about us, is available on the Internet at www.amicusrx.com and is available in paper form to beneficial owners of our Common Stock without charge upon written request to Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512.

DELIVERY OF PROXY MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement, the Notice of 2016 Annual Meeting of Stockholders and our Annual Report to Stockholders may have been sent to multiple stockholders in your household. Householding is designed to reduce duplicate mailings and save significant printing and postage costs. If you receive a household mailing this year and would like to receive additional copies of this Proxy Statement, the Notice of 2016 Annual Meeting of Stockholders and our Annual Report to Stockholders, please call us at (609) 662-2000 or send a written request to General Counsel and Corporate Secretary, c/o Amicus Therapeutics, Inc., 1 Cedar Brook Drive, Cranbury, New Jersey 08512. If you want to receive separate copies of our Proxy Statement, Notice of our Annual Meeting of Stockholders and our Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Appendix A

AMENDED AND RESTATED

AMICUS THERAPEUTICS, INC.

2007 EQUITY INCENTIVE PLAN

1.                      Purpose

This Plan is intended to encourage ownership of Common Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business through the grant of Awards of shares of the Company’s Common Stock. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code but not all Awards granted hereunder are required to be Incentive Options.

2.                      Definitions

As used in the Plan the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

2.1  “Accelerate”, “Accelerated”, and “Acceleration” , when used with respect to an Option, means that as of the time of reference such Option will become exercisable with respect to some or all of the shares of Common Stock for which it was not then otherwise exercisable by its terms, and, when used with respect to Restricted Stock, Restricted Stock Units or Performance Awards, as the case may be, means that the Risk of Forfeiture and/or Performance Goals otherwise applicable to such Award, as the case may be, shall expire or be satisfied with respect to some or all of the shares of underlying such Award.

2.2  “Acquiring Person” means, with respect to any Transaction or any acquisition described in clause (ii) of the definition of Change of Control, the surviving or acquiring person or entity in connection with such Transaction or acquisition, as the case may be, provided that if such surviving or acquiring person or entity is controlled, directly or indirectly, by any other person or entity (an “Ultimate Parent Entity”) that is not itself controlled by any entity or person that is not a natural person, the term “Acquiring Person” shall mean such Ultimate Parent Entity.

2.3  “Affiliate” means, with respect to any person or entity, any other person or entity controlling, controlled by or under common control with the first person or entity.

2.4  “Applicable Voting Control Percentage” means (i) at any time prior to the initial public offering of the Company, a percentage greater than fifty percent (50%) and (ii) at any time from and after the initial public offering of the Company, twenty percent (20%).

2.5  “Award” means any grant or sale pursuant to the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Grants or Performance Awards.

2.6  “Award Agreement” means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.7  “Beneficial Ownership” has the meaning ascribed to such term in Rule 13d-3, or any successor rule thereto, promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.

2.8  “Board” means the Company’s board of directors.

2.9  “Change of Control” means (i) the closing of any Sale of the Company Transaction or (ii) the direct or indirect acquisition, in a single transaction or a series of related transactions, by any person or Group (other than the Company or a Controlled Affiliate of the Company) of Beneficial Ownership of previously outstanding shares of capital stock of the Company if (A) immediately after such acquisition, such person or Group, together with their respective Affiliates, shall own or hold shares of capital stock of the Company possessing at least the Applicable Voting Control Percentage of the total voting power of the outstanding A-1 capital stock of the Company and (B) immediately prior to such acquisition, such person or Group, together with their respective Affiliates, did not own or hold shares of capital stock of the Company possessing at least the Applicable Voting Control Percentage of the total voting power of the outstanding capital stock of the Company. Notwithstanding anything expressed or implied in the foregoing provisions of this definition to the contrary, any direct or indirect acquisition referred to in clause (ii) above in this definition shall not be treated as a Change of Control if, at any time prior to or after such direct or indirect acquisition, a majority of the members of the board of directors of the Company as constituted immediately prior to such direct or indirect acquisition consent in writing to exclude such direct or indirect acquisition from the scope of this definition.  Notwithstanding the foregoing, with respect to any Award issued under the Plan, which is subject to Section 409A of the Code, no event shall set forth above shall be deemed to be a Change of Control, unless such event would also be considered a “change in ownership or effective control of a corporation or in the ownership of a substantial portion of the assets of a corporation” under Section 409A(a)(2)(A)(v) of the Code and the regulations thereunder.

2.10  “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.11  “Controlled Affiliate” means, with respect to any person or entity, any other person or entity that is controlled by such person or entity.

2.12  “Committee” means any committee of the Board delegated responsibility by the Board for the administration of the Plan, as provided in Section 5 of the Plan. For any period during which no such committee is in existence, the term “ Committee “ shall mean the Board and all authority and responsibility assigned the Committee under the Plan shall be exercised, if at all, by the Board.

2.13  “Common Stock” means common stock, par value $0.01 per share, of the Company.

2.14  “Company” means Amicus Therapeutics, Inc., a corporation organized under the laws of the State of Delaware.

2.15  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16  “Grant Date” means the date as of which an Option is granted, as determined under Section 7.1(a).

2.17  “Group” has the meaning ascribed to such term in Section 13(d)(3) of the Exchange Act or any successor section thereto.

2.18  “Incentive Option” means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.19  “Market Value” means the value of a share of Common Stock on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Common Stock as of any date is the closing price for the Common Stock as reported on the NASDAQ Global market (or on any other national securities exchange on which the Common Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

2.20  “Nonstatutory Option” means any Option that is not an Incentive Option.

2.21  “Option” means an option granted under the Plan to purchase shares of Common Stock.

2.22  “Optionee” means an employee, consultant or director of the Company to whom an Option shall have been initially granted under the Plan.

2.23  “Participant” means any holder of an outstanding Award under the Plan.

2.24  “Performance Award” means shares of Common Stock or other Awards that, pursuant to Section 7.5 are granted, vested and/or settled upon the achievement of specified performance conditions

2.25          “Performance Goals” means any goals established by the Committee in its sole discretion, the attainment of which is substantially uncertain at the time such goals are established.  Performance Goals may be described in terms of Company-wide objectives or objectives that are related to the performance of the individual Participant or any subsidiary, division, department or function within the Company or any subsidiary in which the Participant is employed. Performance Goals may be measured on an absolute or relative basis.  Relative performance may be measured by a group of peer companies or by a financial market index.  Performance Goals may be based upon:  cash flow; earnings (including gross margin, earnings before interest and taxes, earnings before taxes, earnings before interest, taxes, depreciation, amortization and charges for stock-based compensation, earnings before interest, taxes, depreciation and amortization, and net earnings); earnings per share; growth in earnings or earnings per share; stock price; return on equity or average stockholder equity; total stockholder return or growth in total stockholder return either directly or in relation to a comparative group; return on capital; return on assets or net assets; revenue, growth in revenue or return on sales; income or net income; operating income, net operating income or net operating income after tax; operating profit or net operating profit; operating margin; return on operating revenue or return on operating profit; regulatory filings; regulatory approvals, litigation and regulatory resolution goals; other operational, regulatory or departmental objectives; budget comparisons; growth in stockholder value relative to established indexes, or another peer group or peer group index; development and implementation of strategic plans and/or organizational restructuring goals; development and implementation of risk and crisis management programs; improvement in workforce diversity; compliance requirements and compliance relief; safety goals; productivity goals; workforce management and succession planning goals; economic value added (including typical adjustments consistently applied from generally accepted accounting principles required to determine economic value added performance measures); measures of customer satisfaction, employee satisfaction or staff development; development or marketing collaborations, formations of joint ventures or partnerships or the completion of other similar transactions intended to enhance the Company’s revenue or profitability or enhance its customer base; and merger and acquisitions.

2.26          “Performance Period” means the period selected by the Committee during which the performance of the Company, any subsidiary, any department or division of the Company or any subsidiary, or any individual is measured for the purpose of determining the extent to which a Performance Goal has been achieved.

2.27          “Plan” means this 2007 Amended and Restated Equity Incentive Plan of the Company, as amended and in effect from time to time.

2.28  “Restricted Stock” means a grant or sale pursuant to the Plan of shares of Common Stock to a Participant subject to a Risk of Forfeiture.

2.29  “Restricted Stock Units” means rights granted pursuant to the Plan to receive shares of Common Stock at the close of a Restriction Period, subject to a Risk of Forfeiture.

2.30  “Restriction Period” means the period of time, established by the Committee in connection with an Award of Restricted Stock or Restricted Stock Units, during which the shares of Restricted Stock or Restricted Stock Units are subject to a Risk of Forfeiture described in the applicable Award Agreement.

2.31 “Risk of Forfeiture” means a limitation on the right of a Participant to retain an Award of Restricted Stock or Restricted Stock Units, including subjecting such Award to a Performance Goals and/or a right in the Company to reacquire such Restricted Stock at less than its then Market Value and/or the forfeiture of Restricted Stock Units held by a Participant, arising because of the occurrence or non-occurrence of specified events or conditions.

2.32  “Sale of the Company Transaction” means any Transaction in which the stockholders of the Company immediately prior to such Transaction, together with any and all of such stockholders’ Affiliates, do not own or hold, immediately after consummation of such Transaction, shares of capital stock of the Acquiring Person in connection with such Transaction possessing at least a majority of the total voting power of the outstanding capital stock of such Acquiring Person.

2.33  “Securities Act” means the Securities Act of 1933, as amended.

2.34  “Stock Grant” means the grant pursuant to the Plan of shares of Common Stock not subject to restrictions or other forfeiture conditions.

2.35  “Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Section 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to each Option based on the facts existing immediately prior to the Grant Date of such Option.

2.36  “Transaction” means any merger or consolidation of the Company with or into another person or entity or the sale or transfer of all or substantially all of the assets of the Company, in each case in a single transaction or in a series of related transactions.

3.                      Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the Effective Date of approval of the Amended and restated version of the Plan by the Board and ending immediately prior to the tenth anniversary the Effective Date. Awards granted pursuant to the Plan within such period shall not expire solely by reason of the termination of the Plan.

4.                      Stock Subject to the Plan: Limits

Subject to the provisions of Section 8 of the Plan, at no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Awards granted under the Plan (including, without limitation, pursuant to Incentive Options), nor the number of shares of Common Stock issued pursuant to Incentive Options, exceed 22,476,193, with respect to shares of Common Stock. For purposes of applying the foregoing limitation, if any Option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any Award of Restricted Stock is forfeited, the shares not purchased by the Participant or forfeited by the Participant shall again be available for Awards thereafter to be granted under the Plan. In the event the exercise price of an Option or a Participant’s withholding obligations is paid through the delivery of shares of Common Stock, the number of shares so tendered shall not again be available for the grant of Awards under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

In addition, not more than 6,495,239 of the total number of shares of Common Stock reserved for issuance under the Plan (as adjusted under Section 8) may be granted or sold as Awards of Restricted Stock, Restricted Stock Units, Stock Grants, and any other similar Awards (including, without limitation, Restricted Stock, Restricted Stock Units, Stock Grants, and any other similar Awards underlying a Performance Award) (“Full-Value Awards”) whose intrinsic value is not solely dependent on appreciation in the price of shares of Common Stock after the date of grant. Options and any other similar Awards shall not be subject to, and shall not count against, the limit described in the preceding sentence. If a Full-Value Award expires, is forfeited, or otherwise lapses as described in this Section 4, the shares of Common Stock that were subject to the Award shall be restored to the total number of shares of Common Stock available for grant or sale as Full-Value Awards.

The maximum number of shares of Common Stock with respect to which Awards may be granted hereunder to any employee of the Company during any fiscal year of the Company shall be five million (5,000,000) shares of Common Stock.

5.                      Administration

The Plan shall be administered by the Committee; provided, however , that at any time and on any one or more occasions the Board may itself exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder; and provided further that the Committee may delegate to an executive officer or officers the authority to grant Awards hereunder to employees who are not officers, and to consultants, in accordance with such guidelines as the Committee shall set forth at any time or from time to time. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan in addition to any other determination allowed the Committee under the Plan including, without limitation: (a) the employee, consultant or director to receive the Award; (b) the form of Award; (c) whether an Option (if granted to an employee) will be an Incentive Option or a Nonstatutory Option; (d) the time of granting an Award; (e) the number of shares subject to an Award; (f) the exercise price of an Option or purchase price, if any, for shares of Restricted Stock or for a Stock Grant and the method of payment of such exercise price or such purchase price; (g) the term of an Option; (h) the vesting period of shares of Restricted Stock or of Restricted Stock Units and any acceleration thereof; (i) the exercise date or dates of an Option and any acceleration thereof; (j) the effect of termination of any employment, consulting or Board member relationship with the Company or any of its Affiliates on the subsequent exercisability of an Option or on the Risk of Forfeiture of Restricted Stock or Restricted Stock Units; (k) whether, and to certify that, Performance Goals to which an Award is subject are satisfied; and (l) the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to vesting, transferability or forfeiture, exercisability or settlement of an Award and waivers or accelerations thereof, and establishment, waivers of or modifications to Performance Goals relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an

Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in this Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant hereto.

6.                      Authorization and Eligibility

The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company or of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Common Stock covered by Options or other Awards granted to any one person in any one calendar year (or portion of a year) ending after such date exceed fifty percent (50%) of the aggregate number of shares of Common Stock subject to the Plan.

Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant has executed an agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

7.                      Specific Terms of Awards

7.1  Options.

(a)  Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b)  Exercise Price. The price at which shares of Common Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Common Stock on the Grant Date, or not less than 110% of the Market Value of Common Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares may be acquired under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(c) Option Period. No Incentive Option or Nonstatutory Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner.

(d)  Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. Any Option may be a Performance Award, subject to Section 7.5.  In the case of an Option not otherwise immediately exercisable in full, the Committee may Accelerate such Option in whole or in part at any time.

(e)  Effect of Termination of Employment, Consulting or Board Member Relationship. Unless the Committee shall provide otherwise with respect to any Option, if the applicable Optionee’s association with the Company or any of its Affiliates as an employee, director or consultant ends for any reason or no reason, regardless of whether the end of such association is effected by the Company, any such Affiliate or such Optionee (whether voluntarily or involuntarily, including because an entity with which such Optionee has any such association ceases to be an Affiliate of the Company), and immediately following the end of any such association, such Optionee is not associated with the Company or any of its Affiliates as an employee, director or consultant, or if such Optionee dies, then any outstanding Option initially granted to such Optionee, whether then held by such Optionee or any other

Participant, shall cease to be exercisable in any respect not later than ninety (90) days following the end of such association or such death and, for the period it remains exercisable following the end of such association or such death, shall be exercisable only to the extent exercisable on the date of the end of such association or such death. Military or sick leave or other bona fide leave shall not be deemed a termination of employment, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee’s reemployment rights, if any, are guaranteed by statute or by contract.

(f)  Transferability. Except as otherwise provided in this subsection (f), Options shall not be transferable, and no Option or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution (subject always to the provisions of subsection (e) above). Except as otherwise provided in this subsection (f), all of a Participant’s rights in any Option may be exercised during the life of such Participant only by such Participant or such Participant’s legal representative. However, the applicable Award Agreement or the Committee (at or after the grant of a Nonstatutory Option) may provide that a Nonstatutory Option may be transferred by the applicable Participant to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of a Nonstatutory Option shall be valid unless first approved by the Committee, acting in its sole discretion, unless such transfer is permitted under the applicable Award Agreement. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the applicable Participant’s household (other than a tenant or employee), a trust in which the foregoing persons and/or the applicable Participant have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons and/or the applicable Participant control the management of assets, and any other entity in which these persons and/or the applicable Participant own more than fifty percent (50%) of the voting interests. The Committee may at any time or from time to time delegate to one or more officers of the Company the authority to permit transfers of Nonstatutory Options to third parties pursuant to this subsection (f), which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Committee at any time and from time to time. The restrictions on transferability set forth in this subsection (f) shall in no way preclude any Participant from effecting “cashless” exercises of an Option pursuant to the terms of the Plan.

(g)  Method of Exercise. An Option may be exercised by a Participant giving written notice, in the manner provided in Section 15, specifying the number of shares of Common Stock with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares of Common Stock to be purchased or, subject in each instance to the Committee’s approval, acting in its sole discretion and subject to such conditions, if any, as the Committee may deem necessary to comply with applicable laws, rules and regulations or to avoid adverse accounting effects to the Company, by delivery to the Company of shares of Common Stock having a Market Value equal to the exercise price of the shares to be purchased. If the Common Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Common Stock subject to any Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized or combination of authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Participant or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable. Notwithstanding any of the foregoing provisions in this subsection (g) to the contrary, (A) no Option shall be considered to have been exercised unless and until all of the provisions governing such exercise specified in the Plan and in the relevant Award Agreement shall have been duly complied with; and (B) the obligation of the Company to issue any shares upon exercise of an Option is subject to the provisions of Section 9.1 hereof and to compliance by the Optionee and the Participant with all of the provisions of the Plan and the relevant Award Agreement.

(h)  Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Common Stock for which the Option first becomes exercisable in a calendar year does not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Common Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee. Any shares of Common Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(i)  Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

(j)  Rights Pending Exercise. No person holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock issuable pursuant to such Option, except to the extent that such Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to such person or his agent.

7.2  Restricted Stock.

(a)  Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b)  Issuance of Certificates. Subject to subsection (c) below, each Participant receiving an Award of Restricted Stock shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Amicus Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Amicus Therapeutics, Inc. Copies of such Plan and Agreement are on file in the offices of Amicus Therapeutics, Inc.

(c)  Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Common Stock covered by such Award.

(d)  Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any grant of Restricted Stock may be a Performance Award, subject to Section 7.5.  Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e)  Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote the shares of Restricted Stock.

(f)  Effect of Termination of Employment, Consulting or Board Member Relationship. Unless otherwise determined by the Committee at or after grant and subject to the applicable provisions of the Award Agreement, if the applicable original grantee’s association with the Company or any of its Affiliates as an employee, director or consultant ends for any reason or no reason during the Restriction Period, regardless of whether the end of such association is effected by the Company, any such Affiliate or such original grantee (whether voluntarily or involuntarily, including because an entity with which such original grantee has any such association ceases to be an Affiliate of the Company), and immediately following the end of any such association, such original grantee is not associated with the Company or any of its Affiliates as an employee, director or consultant, or if such original grantee dies, then all outstanding shares of Restricted Stock initially granted to such original grantee that are still subject to Risk of Forfeiture, whether then held by such original grantee or any other Participant, shall be forfeited or otherwise subject to return to or repurchase by the Company if and to the extent so provided by, and subject to and in accordance with, the terms of the applicable Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment, if it does not exceed the longer of ninety (90) days or the period during which the absent original grantee’s reemployment rights, if any, are guaranteed by statute or by contract.

(g)  Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

(h) Transferability. Except as otherwise provided in this subsection (h), shares of Restricted Stock shall not be transferable, and no share of Restricted Stock or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution (subject always to the provisions of subsection (f) above). The applicable Award Agreement or the Committee (at or after the grant of a share of Restricted Stock) may provide that such share of Restricted Stock may be transferred by the applicable Participant to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of a share of Restricted Stock shall be valid unless first approved by the Committee, acting in its sole discretion, unless such transfer is permitted under the applicable Award Agreement. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the applicable Participant’s household (other than a tenant or employee), a trust in which the foregoing persons and/or the applicable Participant have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons and/or the applicable Participant control the management of assets, and any other entity in which these persons and/or the applicable Participant own more than fifty percent (50%) of the voting interests. The Committee may at any time or from time to time delegate to one or more officers of the Company the authority to permit transfers of shares of Restricted Stock to third parties pursuant to this subsection (h), which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Committee at any time and from time to time.

7.3.  Restricted Stock Units.

(a)  Character. Each Restricted Stock Unit shall entitle the recipient to a share of Common Stock at a close of such Restriction Period as the Committee may establish and subject to a Risk of Forfeiture arising on the basis of such conditions relating to the performance of services, Company or Affiliate performance or otherwise (including any applicable Performance Goal) as the Committee may determine and provide for in the applicable Award Agreement. Any grant of Restricted Stock Units may be a Performance Award, subject to Section 7.5.  Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(b)  Issuance of Certificates. Unless otherwise determined by the Committee at or after grant and subject to the applicable provisions of the Award Agreement, at the close of the Restriction Period applicable to any Restricted Stock Units (including, without limitation, the close of the applicable Restriction Period as a result of (i) any Acceleration of Restricted Stock Units in accordance with the terms of this Plan or any applicable Award Agreement, (ii) any waiver, lapse or termination of the Risk of Forfeiture applicable to Restricted Stock Units in accordance with the terms of this Plan or any applicable Award Agreement or (iii) any shortening of the Restriction Period applicable to any Restricted Stock Units in accordance with the terms of this Plan or any applicable Award Agreement), the Company shall deliver or cause to be delivered to the Participant that is the holder of such Restricted Stock Units a stock certificate in respect of the shares of Common Stock subject to such Restricted Stock Units. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such shares of Common Stock substantially in the following form:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Amicus Therapeutics, Inc. Amended and Restated 2007 Equity Incentive Plan and an Award Agreement entered into by the registered owner and Amicus Therapeutics, Inc. Copies of such Plan and Agreement are on file in the offices of Amicus Therapeutics, Inc.

(c)  Dividends. At the discretion of the Committee, Participants may be entitled to receive payments equivalent to any dividends declared with respect to Common Stock referenced in grants of Restricted Stock Units but only following the close of the applicable Restriction Period and then only if the underlying Common Stock shall have been earned. Unless the Committee shall provide otherwise, any such dividend equivalents shall be paid, if at all, without interest or other earnings.

(d)  Effect of Termination of Employment, Consulting or Board Member Relationship. Unless otherwise determined by the Committee at or after grant and subject to the applicable provisions of the Award Agreement, if the applicable original grantee’s association with the Company or any of its Affiliates as an employee, director or consultant ends for any reason or no reason during the Restriction Period, regardless of whether the end of such association is effected by the Company, any such Affiliate or such original grantee (whether voluntarily or involuntarily, including because an entity with which such original grantee has any such association ceases to be an Affiliate of the Company), and immediately following the end of any such association, such original grantee is not associated with the Company or any of its Affiliates as an employee, director or consultant, or if such original grantee dies, then all outstanding Restricted Stock Units initially granted to such original grantee that are still subject to Risk of Forfeiture, whether then held by such original grantee or any other Participant, shall be forfeited or otherwise subject to return to the Company in accordance with the terms of the applicable Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment, if it does not exceed the longer of ninety (90) days or the period during which the absent original grantee’s reemployment rights, if any, are guaranteed by statute or by contract.

(e)  Transferability. Except as otherwise provided in this subsection (e), Restricted Stock Units shall not be transferable, and no Restricted Stock Unit or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated. The applicable Award Agreement or the Committee (at or after the grant of a Restricted Stock Unit) may provide that such Restricted Stock Unit may be transferred by the applicable Participant to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of a Restricted Stock Unit shall be valid unless first approved by the Committee, acting in its sole discretion, unless such transfer is permitted under the applicable Award Agreement. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the applicable Participant’s household (other than a tenant or employee), a trust in which the foregoing persons and/or the applicable Participant have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons and/or the applicable Participant control the management of assets, and any other entity in which these persons and/or the applicable Participant own more than fifty percent (50%) of the voting interests. The Committee may at any time or from time to time delegate to one or more officers of the Company the authority to permit transfers of Restricted Stock Units to third parties pursuant to this subsection (e), which authorization shall be exercised by such officer or officers in accordance with guidelines established by the Committee at any time and from time to time.

(f)  Rights Pending Close of Applicable Restriction Period. No person holding Restricted Stock Units shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Common Stock subject to such Restricted Stock Units, except to the extent that the Restricted Period with respect to such Restricted Stock Units shall have closed and, in addition, a certificate shall have been issued for such shares of Common Stock and delivered to such person or his agent. Shares of Common Stock subject to Restricted Stock Units shall be issued and outstanding only if and to the extent that a stock certificate representing such shares has been issued and delivered in accordance with the provisions of this Section 7.3.

7.4.  Stock Grants.

(a)  In General. Stock Grants shall be issued for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee. Without limiting the generality of the foregoing, Stock Grants may be awarded in such circumstances as the Committee deems appropriate, including without limitation in recognition of significant contributions to the success of the Company or its Affiliates or in lieu of compensation otherwise already due. Stock Grants shall be made without forfeiture conditions of any kind.

(b)  Issuance of Certificates. Each Participant receiving a Stock Grant shall be issued a stock certificate in respect of such Stock Grant. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Amicus Therapeutics, Inc. 2007 Equity Incentive Plan. A copy of such Plan is on file in the offices of Amicus Therapeutics, Inc.

7.5.  Performance Awards.

(a) Performance Awards Generally. The Committee may grant Performance Awards in accordance with this Section. Performance Awards may be denominated as a number of shares of Common Stock, or specified number of other Awards (or a combination thereof) which may be earned upon achievement or satisfaction of Performance Goals, as specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the vesting or settlement of the Award upon the achievement or satisfaction of such Performance Goals, which the Committee may use in its discretion from time to time.

(b) Qualified Performance-Based Compensation Under Section 162(m). Performance Awards intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code may be granted by the Committee and will be subject to the terms of this Section. When a Performance Award is made, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the requirements of section 162(m) of the Code for “qualified performance-based compensation.”  The grant, vesting and/or settlement of a Performance Award subject to this Section will be contingent upon achievement of one or more Performance Goals.  The Committee shall establish the applicable Performance Goals in writing either before the beginning of the Performance Period or during a Performance Period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable, but may reduce the amount of compensation that is payable, pursuant to Awards identified by the Committee as “qualified performance-based compensation.”

(c) Adjustments to Performance Goals. The Committee may Performance Goals to take into account, in any objective manner specified by the Committee, the impact of one or more of the following: (A) gain or loss from all or certain claims and/or litigation and insurance recoveries, (B) the impairment of tangible or intangible assets, (C) stock-based compensation expense, (D) extraordinary, unusual or infrequently occurring events reported in the Company’s public filings, (E) restructuring activities reported in the Company’s public filings, (F) investments, dispositions or acquisitions, (G) loss from the disposal of certain assets, (H) gain or loss from the early extinguishment, redemption, or repurchase of debt, (I) cash or non-cash charges related to site closing expenses, (J) changes in accounting principles, or (K) any other item, event or circumstance that would not cause an Award to fail to constitute “qualified performance-based compensation” under Section 162(m) of the. Such an adjustment may relate to the Company or to any subsidiary, division or other operational unit of the Company or its Affiliates, as determined by the Committee at the time the Performance Goals are established. Any adjustment shall be determined in accordance with generally accepted accounting principles and standards, unless such other objective method of measurement is designated by the Committee at the time Performance Goals are established. In addition, adjustments will be made as necessary to any Performance Goals related to the Company’s stock to reflect changes in corporate capitalization, including a recapitalization, stock split or combination, stock dividend, spin-off, merger, reorganization or other similar event or transaction affecting the Company’s stock.

(d) Other Terms of Performance Awards. The Committee may specify other terms pertinent to a Performance Award in the applicable Award Agreement, including terms relating to the treatment of that Award in the event of a Change in Control prior to the end of the Performance Period.

(e) Certification of Results. The Committee shall certify the results regarding any Performance Goals for the Performance Period specified in the Award Agreement after the Performance Period ends. The Committee shall determine the amount, if any, to be paid pursuant to each Award based on the achievement of the applicable Performance Goals and the satisfaction of all other terms of the Award Agreement.

7.6   Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 7.4 in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.       Adjustment Provisions

8.1  Adjustment for Corporate Actions. Subject to the provisions of Section 8.2, if subsequent to the Effective Date, the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), and (iv) the Performance Goal applicable to any outstanding Performance Award.

8.2.  Change of Control. Subject to the applicable provisions of the Award Agreement, in the event of a Change of Control, the Committee shall have the discretion, exercisable in advance of, at the time of, or (except to the extent otherwise provided below) at any time after, the Change of Control, to provide for any or all of the following (subject to and upon such terms as the Committee may deem appropriate): (A) the Acceleration, in whole or in part, of any or all outstanding Options (including Options that are assumed or replaced pursuant to clause (D) below) that are not exercisable in full at the time the Change of Control, such Acceleration to become effective at the time of the Change of Control, or at such time following the Change of Control that the employment, consulting or Board member relationship of the applicable Optionee or Optionees with the Company and its Affiliates terminates, or at such other time or times as the Committee shall determine; (B) the lapse or termination of the Risk of Forfeiture (including, without limitation, any or all of the Company’s repurchase rights) with respect to outstanding Awards of Restricted Stock, such lapse or termination to become effective at the time of the Change of Control, or at such time following the Change of Control that the employment, consulting or Board member relationship with the Company and its Affiliates of the Participant or Participants that hold such Awards of Restricted Stock (or the person to whom such Awards of Restricted Stock were initially granted) terminates, or at such other time or times as the Committee shall determine; (C) the lapse or termination of the Risk of Forfeiture with respect to any or all outstanding Awards of Restricted Stock Units (including Restricted Stock Units that are assumed or replaced pursuant to clause (D) below), such lapse or termination to become effective at the time of the Change of Control, or at such time following the Change of Control that the employment, consulting or Board member relationship with the Company and its Affiliates of the Participant or Participants that hold such Awards of Restricted Stock Units (or the person to whom such Awards of Restricted Stock Units were initially granted) terminates, or at such other time or times as the Committee shall determine; (D) the assumption of outstanding Options or Restricted Stock Units, or the substitution of outstanding Options or Restricted Stock Units with equivalent options or equivalent restricted stock units, as the case may be, by the acquiring or succeeding corporation or entity (or an affiliate thereof); (E) the termination of all Options (other than Options that are assumed or substituted pursuant to clause (D) above) that remain outstanding at the time of the consummation of the Change of Control, provided that, the Committee shall have made the determination to effect such termination prior to the consummation of the Change of Control and the Committee shall have given, or caused to be given, to all Participants written notice of such potential termination at least five business days prior to the consummation of the Change of Control, and provided, further, that, if the Committee shall have determined in its sole and absolute discretion that the Company make payment or provide consideration to the holders of such terminated Options on account of such termination, which payment or consideration shall be on such terms and conditions as the Committee shall have determined (and which could consist of, in the Committee’s sole and absolute discretion, payment to the applicable Optionee or Optionees of an amount of cash equal to the difference between the Market Value of the shares of Common Stock for which the Option is then exercisable and the aggregate exercise price for such shares under the Option or cancellation for no payment (or other consideration with respect to Options for which the exercise price exceeds the Market Value of the shares of Common Stock underlying the Option), then the Company shall be required to make, or cause to be made, such payment or provide, or cause to be provided, such consideration in accordance with the terms and conditions so determined by the Committee, otherwise the Company shall not be required to make any payment or provide any consideration in connection with, or as a result of, the termination of Options pursuant to the foregoing provisions of this clause (E); (F) the termination of all Restricted Stock Units (other than Restricted Stock Units that are assumed or substituted pursuant to clause (D) above) that remain outstanding at the time of the consummation of the Change of Control, provided that, if the Committee shall have determined in its sole and absolute discretion that the Company make payment or provide consideration to the holders of such terminated Restricted Stock Units on account of such termination, which payment or consideration shall be on such terms and conditions as the Committee shall have determined (and which could consist of, in the Committee’s sole and absolute discretion, payment to the applicable Participant or Participants of an amount of cash equal to the Market Value of the shares of Common Stock subject to the terminated Restricted Stock Units), then the Company shall be required to make such payment or provide such consideration in accordance with the terms and conditions so determined by the Committee, otherwise the Company shall not be required to make any payment or provide any consideration in connection with, or as a result of, the termination of Restricted Stock Units pursuant to the foregoing provisions of this clause (F) and/or (G) the reduction of any Performance Period applicable to a Performance Award or the satisfaction (or the failure to of such satisfaction) of any applicable Performance Goals with respect to Performance Awards. The provisions of this Section 8.2 shall not be construed as to limit or restrict in any way the Committee’s general authority under Sections 7.1(d) or 7.2(d) hereof to Accelerate Options in whole or in part at any time or to waive or terminate at any time any Risk of Forfeiture applicable to shares of Restricted Stock or Restricted Stock Units. Each outstanding Award that is assumed in connection with a Change of Control, or is otherwise to continue in effect subsequent to a Change of Control, will be appropriately adjusted, immediately after the Change of Control, as to the number and class of securities and the price at which it may be exercised in accordance with Section 8.1.

8.3.  Dissolution or Liquidation. Upon dissolution or liquidation of the Company, each outstanding Option shall terminate, but the Optionee (if at the time he or she has an employment, consulting or Board member relationship with the Company or any of its Affiliates) shall have the right, immediately prior to such dissolution or liquidation, to exercise the Option to the extent exercisable on the date of such dissolution or liquidation.

8.4.  Related Matters. Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture, adjustment of Performance Goals and/or Performance Periods and applicable repurchase prices for Restricted Stock, which the Committee may deem necessary or appropriate so as to ensure that the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment hereunder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price which is less than the par value of the Common Stock.

9.       Settlement of Awards

9.1  Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Common Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the shares are at the time of the issue of such shares effectively registered under the Securities Act; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act or any applicable state securities laws.

9.2  Corporate Restrictions on Rights in Stock. Any Common Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-laws of the Company, each as amended and in effect from time to time. Whenever Common Stock is to be issued pursuant to an Award, if the Committee so directs at the time of grant (or, if such Award is an Option, at any time prior to the exercise thereof), the Company shall be under no obligation, notwithstanding any other provision of the Plan or the relevant Award Agreement to the contrary, to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by any agreement that the Committee shall require in its sole discretion. In addition, any Common Stock to be issued pursuant to Awards granted under the Plan shall be subject to all stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.3  Investment Representations. The Company shall be under no obligation to issue any shares covered by an Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

9.4  Registration. If the Company shall deem it necessary or desirable to register under the Securities Act or other applicable statutes any shares of Common Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Common Stock for exemption from the Securities Act or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Common Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damage and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

9.5  Lock-Up. Without the prior written consent of the Company or the managing underwriter in any public offering of shares of Common Stock, no Participant shall sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Common Stock during the one hundred-eighty (180) day period commencing on the effective date of the registration statement relating to any underwritten public offering of securities of the Company. The foregoing restrictions are intended and shall be construed so as to preclude any Participant from engaging in any hedging or other transaction that is designed to or reasonably could be expected to lead to or result in, a sale or disposition of any shares of Common Stock during such period even if such shares of Common Stock are or would be disposed of by someone other than such Participant. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from any shares of Common Stock. Without limiting the generality of the foregoing provisions of this Section 9.5, if, in connection with any underwritten public offering of securities of the Company, the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each Participant (regardless of whether or not such Participant has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each Participant shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

9.6  Placement of Legends; Stop Orders; Etc. Each share of Common Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representations made in accordance with Section 9.3 in addition to any other applicable restrictions under the Plan, the terms of the Award and, if applicable, under any agreement between the Company and any Optionee and/or Participant, and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Common Stock. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

9.7  Tax Withholding. Whenever shares of Common Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirements, in whole or in part, by having the Company withhold shares to satisfy their tax obligations. Participants may only elect to have shares of their Common Stock withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitation that the Committee deems appropriate.

10.     Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Options granted hereunder reserve or otherwise keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and such Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

11.     No Special Service Rights

Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment, consulting or Board member relationship or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment, consulting or Board member agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, consulting or Board member agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment, consulting or Board member relationship or other association with the Company and its Affiliates.

12.     Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options, restricted stock and restricted stock units other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13.     Termination and Amendment of the Plan

The Board may at any time terminate the Plan or make such amendments or modifications of the Plan as it shall deem advisable. In the event of the termination of the Plan, the terms of the Plan shall survive any such termination with respect to any Award that is outstanding on the date of such termination, unless the holder of such Award agrees in writing to terminate such Award or to terminate all or any of the provisions of the Plan that apply to such Award. Unless the Board otherwise expressly provides, any amendment or modification of the Plan shall affect the terms of any Award outstanding on the date of such amendment or modification as well as the terms of any Award made from and after the date of such amendment or modification; provided, however , that, except to the extent otherwise provided in the last sentence of this paragraph, (i) no amendment or modification of the Plan shall apply to any Award that is outstanding on the date of such amendment or modification if such amendment or modification would reduce the number of shares subject to such Award, increase the purchase price applicable to shares subject to such Award or materially adversely affect the provisions applicable to such Award that relate to the vesting or exercisability of such Award or of the shares subject to such Award, (ii) no amendment or modification of the Plan shall apply to any Incentive Option that is outstanding on the date of such amendment or modification if such amendment or modification would result in such Incentive Option no longer being treated as an “incentive stock option” within the meaning of Section 422 of the Code and (iii) no amendment or modification of the Plan shall apply to any Award that is outstanding on the date of such amendment or modification unless such amendment or modification of the Plan shall also apply to all other Awards outstanding on the date of such amendment or modification. In the event of any amendment or modification of the Plan that is described in clause (i), (ii) or (iii) of the foregoing proviso, such amendment or modification of the Plan shall apply to any Award outstanding on the date of such amendment or modification only if the recipient of such Award consents in writing thereto.

The Committee may amend or modify, prospectively or retroactively, the terms of any outstanding Award without amending or modifying the terms of the Plan itself, provided that as amended or modified such Award is consistent with the terms of the Plan as in effect at the time of the amendment or modification of such Award, but no such amendment or modification of such Award shall, without the written consent of the recipient of such Award, reduce the number of shares subject to such Award, increase the purchase price applicable to shares subject to such Award, adversely affect the provisions applicable to such Award that relate to the vesting or exercisability of such Award or of the shares subject to such Award, or otherwise materially adversely affect the terms of such Award (except for amendments or modifications to the terms of such Award or of the stock subject to such Award that are expressly permitted by the terms of the Plan or that result from any amendment or modification of the Plan in accordance with the provisions of the first paragraph of this Section 13), or, if such Award is an Incentive Option, result in such Incentive Option no longer being treated as an “incentive stock option” within the meaning of Section 422 of the Code.

Without the approval of the Company’s stockholders, the Committee will not, directly or indirectly, reduce the exercise price of an outstanding Option (other than in accordance with the adjustment provisions of Section 8.1).

14.     Interpretation of the Plan

In the event of any conflict between the provisions of this Plan and the provisions of any applicable Award Agreement, the provisions of this Plan shall control, except if and to the extent that the conflicting provision in such Award Agreement was authorized and approved by the Committee at the time of the grant of the Award evidenced by such Award Agreement or is ratified by the Committee at any time subsequent to the grant of such Award, in which case the conflicting provision in such Award Agreement shall control. Without limiting the generality of the foregoing provisions of this Section 14, insofar as possible the provisions of the Plan and such Award Agreement shall be construed so as to give full force and effect to all such provisions. In the event of any conflict between the provisions of this Plan and the provisions of any other agreement between the Company and the Optionee and/or Participant, the provisions of such agreement shall control except as required to fulfill the intention that this Plan constitute an incentive stock option plan within the meaning of Section 422 of the Code, but insofar as possible the provisions of the Plan and any such agreement shall be construed so as to give full force and effect to all such provisions.

15.     Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Executive Officer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

16.     Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of New Jersey, without regard to the conflict of laws principles thereof.

17.     Effective Date

This Amended and Restated 2007 Equity Incentive Plan was approved by the Board on April 21, 2016 (the Effective Date”) and approved by the stockholders of the Company effective June 9, 2016.

ANNUAL MEETING OF STOCKHOLDERS OF Amicus Therapeutics, Inc. June 9, 2016 GO GREEN e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, Proxy Statement, Proxy Card are available at http://www.astproxyportal.com/ast/15417/ Please sign, date and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20433030300000000000 9 060916 in connection with a specific milestone payment that may become the Marketplace Rules of the NASDAQ Stock Market, LLC; changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4 AND 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: FOR ALL NOMINEESO John F. Crowley O Margaret G. McGlynn, R.Ph. WITHHOLD AUTHORITYO Michael G. Raab FOR ALL NOMINEESO Glenn P. Sblendorio FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Approve the Amended and Restated 2007 Equity Incentive Plan; 3. Approve the issuance of shares of the Company’s common stock payable to the former Scioderm stockholders, in accordance with 4. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; 5. Approve, on an advisory basis, the Company’s executive compensation To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate:

ANNUAL MEETING OF STOCKHOLDERS OF Amicus Therapeutics, Inc. June 9, 2016 INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access. Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20433030300000000000 9 060916 in connection with a specific milestone payment that may become the Marketplace Rules of the NASDAQ Stock Market, LLC; changes to the registered name(s) on the account may not be submitted via Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2, 3, 4 AND 5. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. Election of Directors: NOMINEES: FOR ALL NOMINEESO John F. Crowley O Margaret G. McGlynn, R.Ph. WITHHOLD AUTHORITYO Michael G. Raab FOR ALL NOMINEESO Glenn P. Sblendorio FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: FOR AGAINST ABSTAIN 2. Approve the Amended and Restated 2007 Equity Incentive Plan; 3.Approve the issuance of shares of the Company’s common stock payable to the former Scioderm stockholders, in accordance with 4. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016; 5. Approve, on an advisory basis, the Company’s executive compensation To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that this method. Signature of Stockholder Date: Signature of StockholderDate: NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of meeting, proxy statement and proxy card are available at http://www.astproxyportal.com/ast/15417/ COMPANY NUMBER ACCOUNT NUMBER PROXY VOTING INSTRUCTIONS

- 1 AMICUS THERAPEUTICS, INC. 1 Cedar Brook Drive Cranbury, NJ 08512 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned stockholder of Amicus Therapeutics, Inc. hereby appoints Bradley L. Campbell and Ellen Rosenberg as proxies, each with full power of substitution, to represent and vote as designated on the reverse side, all the shares of Common Stock of Amicus Therapeutics, Inc. held of record by the undersigned on April 15, 2016, and which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the offices of Amicus Therapeutics, Inc., located at 1 Cedar Brook Drive, Cranbury, New Jersey, 08512 on June 9, 2016, or any adjournment or postponement thereof. This proxy is revocable and the undersigned may revoke it at any time prior to the Annual Meeting by giving written notice of such revocation to the Secretary of Amicus Therapeutics, Inc. prior to the meeting or by filing with the Secretary of Amicus Therapeutics, Inc. prior to the meeting a later-dated proxy. Should the undersigned be present and want to vote in person at the Annual Meeting, or at any postponement or adjournment thereof, the undersigned may revoke this proxy by giving written notice of such revocation to the Secretary of Amicus Therapeutics, Inc. on a form provided at the Annual Meeting. The undersigned hereby acknowledges receipt of a notice of Annual Meeting of Stockholders of Amicus Therapeutics, Inc. called for June 9, 2016 and the Proxy Statement for the Annual Meeting, each dated April 29, 2016, prior to the signing of this proxy. (Continued and to be signed on the reverse side) 14475 1.1 COMMENTS: